Paul E. Harner
Charles M. Oellermann
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939


Dulcie D. Brand
JONES, DAY, REAVIS & POGUE
2603 Main Street, Suite 900
Irvine, California  92614
Telephone:  (714) 851-3939


ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re:                          ) Jointly Administered
                                ) Case Nos. SA95-22533-JW
THE CLOTHESTIME, INC.,          ) through SA95-22538-JW
a Delaware corporation,         )
et al.,                         ) Chapter 11
                                )
                                ) THIRD AMENDED JOINT
                      Debtors.  )
                                ) PLAN OF REORGANIZATION OF
                                ) THE CLOTHESTIME, INC. AND
                                ) CERTAIN OF ITS SUBSIDIARIES
                                )
                                ) Date, Time and Place for Confirmation Hearing:
                                ) Date:  September 10, 1997
                                ) Time:  1:30 p.m.
                                ) Place: Courtroom 604
                                )        34 Civic Center Plaza
                                )        Santa Ana, California 92701
--------------------------------


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                                TABLE OF CONTENTS


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INTRODUCTION...............................................................................  1

ARTICLE I.        DEFINED TERMS, RULES OF INTERPRETATION,
                  COMPUTATION OF TIME AND GOVERNING LAW....................................  1

        A.        Defined Terms............................................................  1
                  1.   "Additional Distribution Date"......................................  1
                  2.   "Administrative Claim"..............................................  1
                  3.   "Advanced Lighting Agreement".......................................  2
                  4.   "Advanced Lighting Stipulation".....................................  2
                  5.   "Agent".............................................................  2
                  6.   "Allowed Claim".....................................................  2
                  7.   "Allowed . . . Claim"...............................................  3
                  8.   "Allowed Insured Claim".............................................  3
                  9.   "Allowed Interest"..................................................  3
                  10.  "Bank Notes"........................................................  3
                  11.  "Bankruptcy Code"...................................................  3
                  12.  "Bankruptcy Court"..................................................  4
                  13.  "Bankruptcy Rules"..................................................  4
                  14.  "Banks".............................................................  4
                  15.  "Bank Stock"........................................................  4
                  16.  "Bar Date Order"....................................................  4
                  17.  "Business Day"......................................................  4
                  18.  "CITBC".............................................................  4
                  19.  "Claim".............................................................  4
                  20.  "Claims Bar Date"...................................................  4
                  21.  "Claims Objection Bar Date".........................................  4
                  22.  "Class".............................................................  5
                  23.  "Common Stock of . . .".............................................  5
                  24.  "Confirmation"......................................................  5
                  25.  "Confirmation Date".................................................  5
                  26.  "Confirmation Order"................................................  5
                  27.  "Creditors' Committee"..............................................  5
                  28.  "Creditor Trust"....................................................  5
                  29.  "Creditor Trust Agreement"..........................................  5
                  30.  "Creditor Trust Committee"..........................................  5
                  31.  "Creditor Trust Termination Date"...................................  5
                  32.  "CSI"...............................................................  5
                  33.  "CTA"...............................................................  5
                  34.  "CTI"...............................................................  5
                  35.  "CT International"..................................................  6
                  36.  "Debt Instruments"..................................................  6
                  37.  "Debtors"...........................................................  6
                  38.  "DIP Financing Agreement"...........................................  6
                  39.  "DIP Financing Order"...............................................  6
                  40.  "Disbursing Agent"..................................................  6
                  41.  "Disclosure Statement"..............................................  6
                  42.  "Disputed Claim"....................................................  7
                  43.  "Disputed Claims Reserve"...........................................  7
                  44.  "Disputed Insured Claim" and "Disputed Uninsured Claim".............  7
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                  45.  "Disputed Interest".................................................  7
                  46.  "Distribution Record Date"..........................................  8
                  47.  "Document Reviewing Centers"........................................  8
                  48.  "Effective Date"....................................................  8
                  49.  "Estate"............................................................  8
                  50.  "Excess Cash Flow Obligation".......................................  8
                  51.  "Face Amount".......................................................  8
                  52.  "Federal Priority Tax Claim"........................................ 10
                  53.  "File," "Filed" or "Filing"......................................... 10
                  54.  "Final Order"....................................................... 10
                  55.  "Final Put Exercise Date"........................................... 10
                  56.  "Fiscal 1997 Cash Flow"............................................. 10
                  57.  "Fiscal 1997 Liquidity"............................................. 10
                  58.  "GE Capitalized Leases"............................................. 11
                  59.  "GE Stipulation".................................................... 11
                  60.  "IBM Capitalized Lease"............................................. 11
                  61.  "IBM Stipulation"................................................... 12
                  62.  "Initial 7% Distribution"........................................... 12
                  63.  "Initial Excess Cash Flow Payment".................................. 12
                  64.  "Insured Claim"..................................................... 12
                  65.  "Intercompany Claim"................................................ 12
                  66.  "Interests"......................................................... 12
                  67.  "Internal Revenue Code"............................................. 12
                  68.  "Investment Yield".................................................. 12
                  69.  "IRS"............................................................... 13
                  70.  "IRS Audit"......................................................... 13
                  71.  "Management Stock".................................................. 13
                  72.  "MetLife Capitalized Lease"......................................... 13
                  73.  "MetLife Stipulation"............................................... 13
                  74.  "MRJ"............................................................... 13
                  75.  "New Clothestime"................................................... 13
                  76.  "New Loan Agreement"................................................ 13
                  77.  "New Notes"......................................................... 14
                  78.  "New Stock"......................................................... 14
                  79.  "Nonrecourse Guaranty".............................................. 14
                  80.  "Office Building"................................................... 14
                  81.  "Office Building Loan Agreement".................................... 14
                  82.  "Other Priority Tax Claim".......................................... 14
                  83.  "Petition Date"..................................................... 14
                  84.  "Plan".............................................................. 14
                  85.  "Plan Participants"................................................. 14
                  86.  "Postpetition Lawsuit".............................................. 15
                  87.  "Prime Rate"........................................................ 15
                  88.  "Priority Claim".................................................... 15
                  89.  "Priority Tax Claims"............................................... 15
                  90.  "Pro Rata".......................................................... 15
                  91.  "Professional"...................................................... 16
                  92.  "Put Exercise Date"................................................. 16
                  93.  "Put Option"........................................................ 16
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                  94.  "Put Stock"......................................................... 16
                  95.  "Reinstated"........................................................ 16
                  96.  "Reorganization Case"............................................... 16
                  97.  "Restricted Stock Agreement"........................................ 16
                  98.  "Sale Order"........................................................ 16
                  99.  "Schedules"......................................................... 17
                  100. "Secured Claim"..................................................... 17
                  101. "Security Agreement"................................................ 17
                  102. "Special Trust Note"................................................ 17
                  103. "Stipulation of Amount and Nature of Claim"......................... 17
                  104. "Substantive Consolidation"......................................... 17
                  105. "TCI"............................................................... 17
                  106. "Trust Note"........................................................ 18
                  107. "Trust Stock"....................................................... 18
                  108. "Uninsured Claim"................................................... 18
                  109. "Union"............................................................. 18
                  110. "United States Trustee"............................................. 18
                  111. "Unsecured Claim"................................................... 18
                  112. "Unsecured Creditors Class"......................................... 18
                  113. "Unsecured Deficiency Claim"........................................ 18
                  114. "USL Capitalized Lease"............................................. 18
                  115. "USL Stipulation"................................................... 18
                  116. "Valuation"......................................................... 19
                  117. "Wells"............................................................. 19
                  118. "Wells/Union Credit Agreement"...................................... 19
        B.        Rules of Interpretation, Computation of Time and Governing Law........... 19
                  1.   Rules of Interpretation............................................. 19
                  2.   Computation of Time................................................. 20
                  3.   Governing Law....................................................... 20


ARTICLE II.       CLASSES OF CLAIMS AND INTERESTS.......................................... 20
        A.        Unimpaired Classes of Claims (Classes 1 and 2)........................... 20
        B.        Impaired Classes of Claims (Classes 3 through 13)........................ 21
        C.        Impaired Classes of Interests (Classes 14 and 15)........................ 21

ARTICLE III.           TREATMENT OF CLAIMS AND INTERESTS................................... 22

        A.        Unclassified Claims...................................................... 22
                  1.   Payment of Administrative Claims and Superpriority Claims
                       Under or Evidenced by the DIP Financing Agreement................... 22
                       a.    Administrative Claims in General.............................. 22
                       b.    Payment of Statutory Fees..................................... 22
                       c.    Ordinary Course Liabilities................................... 22
                       d.    Claims Under or Evidenced by the DIP Financing Agreement...... 23
                       e.    Bar Dates for Administrative Claims........................... 23
                  2.   Payment of Priority Tax Claims...................................... 24
                       a.    Federal Priority Tax Claims................................... 24
                       b.    Other Priority Tax Claims..................................... 24
        B.        Classified Claims and Interests.......................................... 25
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                  1.   Unimpaired Classes of Claims (Classes 1 and 2)...................... 25
                       a.    Unsecured Claims Entitled to Priority Under Section 507(a)(3),
                             507(a)(4) or 507(a)(6) of the Bankruptcy Code (Class 1)....... 25
                       b.    Secured Claims Not Otherwise Classified (Class 2)............. 25
                  2.   Impaired Classes of Claims (Classes 3 through 13)................... 25
                       a.    Secured Claims Under or Evidenced by the Office
                             Building Loan Agreement (Class 3)............................. 25
                       b.    Secured Claims Under or Evidenced by the
                             Wells/Union Credit Agreement (Class 4)........................ 26
                       c.    Secured Claims Under or Evidenced by the
                             MetLife Capitalized Lease (Class 5)........................... 26
                       d.    Secured Claims Under or Evidenced by the
                             GE Capitalized Leases (Class 6)............................... 26
                       e.    Secured Claims Under or Evidenced by the
                             USL Capitalized Lease (Class 7)............................... 26
                       f.    Secured Claims Under or Evidenced by the
                             IBM Capitalized Lease (Class 8)............................... 26
                       g.    Secured Claims Under or Evidenced by the
                             Advanced Lighting Agreement (Class 9)......................... 26
                       h.    General Unsecured Claims (Class 10)........................... 27
                       i.    Intercompany Claims (Class 11)................................ 27
                       j.    Subordinated Unsecured Claims Related to Rescission,
                             Damages or Indemnity Claims Arising From Securities
                             Transactions (Class 12)....................................... 27
                       k.    Unsecured Claims for Penalties, Fines
                             and Punitive Damages (Class 13)............................... 27
                  3.   Impaired Classes of Interests (Classes 14 and 15)................... 27
                       a.    Interests in TCI, CTA, CTI, CT
                             International and MRJ (Class 14).............................. 27
                       b.    Interests in CSI (Class 15)................................... 28
        C.        Accrual of Postpetition Interest......................................... 28


ARTICLE IV.       MEANS FOR IMPLEMENTATION OF THE PLAN..................................... 28
        A.        Substantive Consolidation................................................ 28
        B.        Continued Existence; Vesting of Assets in New Clothestime................ 28
        C.        Intercompany Mergers and Related Transactions............................ 29
        D.        Corporate Governance, Directors and Officers,
                  Employment-Related Agreements and Compensation Programs.................. 30
                  1.   Certificates of Incorporation and Bylaws............................ 30
                  2.   Directors and Officers of New Clothestime........................... 30
                       a.    Identity of Initial Officers.................................. 30
                       b.    Identity of Initial Directors................................. 31
                  3.   New Employment, Retirement, Indemnification and Other Agreements
                       and Incentive Compensation Programs................................. 31
                  4.   No Additional Corporate Action Required............................. 31
        E.        Creditor Trust and Distributions of New Stock............................ 32
                  1.   Creation of Creditor Trust.......................................... 32
                  2.   Designation of Trustee and Succession Thereto....................... 32
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                  3.   Distributions of New Stock to Creditor Trust
                       and Officers and Directors of New Clothestime....................... 32
                       a.    Distribution of Trust Stock to Creditor Trust................. 32
                       b.    Distribution of Management Stock to Certain Officers and
                             Directors of New Clothestime; Pledges on Account of Trust
                             Note and Special Trust Note................................... 32
                  4.   Distribution of Trust Note and Special Trust Note to Creditor
                       Trust............................................................... 33
                  5.   Contingent Payments by New Clothestime to Creditor Trust............ 34
                       a.    Contingent Payments on Account of Excess Cash Flow............ 34
                       b.    Contingent Payment Relating to Resolution of IRS Audit
                             and Postpetition Lawsuits..................................... 34
                  6.   Sale of Put Stock Pursuant to Put Option............................ 35
                       a.    Management Stock Pledged as Security for
                             Nonrecourse Guaranties........................................ 35
                       b.    Put Option.................................................... 35
                       c.    Conditions to Exercise of Put Option.......................... 36
                  7.   Sale of Remaining Put Stock Through Alternative Means............... 37
                       a.    Purchase of Remaining Put Stock by New Clothestime or
                             Other Holders of New Stock.................................... 37
                       b.    Sale of Put Stock to Third Parties............................ 38
                       c.    Limitation on Right to Purchase Certain Put Stock............. 38
                  8.   Matters Relating to Valuations and Purchase of Put Stock............ 39
                       a.    Banks' Joint Selection of Third Parties to Conduct
                             Valuations.................................................... 39
                       b.    Responsibility for Costs of Valuations........................ 39
                       c.    Cancellation of Repurchased Stock............................. 39
                  9.   Distributions from Creditor Trust to Be
                       Governed by Plan; Recourse.......................................... 39
                  10.  Exercise of Voting Rights of Creditor Trust......................... 40
                  11.  Board of Directors of New Clothestime............................... 40
                  12.  Termination and Liquidation of Creditor Trust....................... 40
        F.        Sources of Cash for Plan Distributions................................... 41
        G.        Execution of New Loan Agreement.......................................... 41
        H.        Preservation and Waiver of Certain Rights of
                  Action; Releases by Debtors, New Clothestime and
                  Recipients of Distributions.............................................. 41
                  1.   Preservation and Waiver of Certain Rights of Action................. 41
                  2.   Releases by Recipients of Distributions............................. 42
                  3.   Releases of Banks and Committee by Debtors
                       and New Clothestime................................................. 42
        I.        Limitations on Amounts to be Distributed to
                  Holders of Allowed Insured Claims........................................ 43
        J.        Cancellation and Surrender of Debt Instruments
                  and Other Documentation.................................................. 44
        K.        Release of Liens......................................................... 44
        L.        Effectuating Documents; Further Transactions;
                  Exemption from Certain Transfer Taxes.................................... 44
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ARTICLE V.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................... 45
        A.        Executory Contracts and Unexpired Leases to be Assumed................... 45
                  1.   Assumptions and Assignments of Executory
                       Contracts and Unexpired Leases Generally............................ 45
                  2.   Assumptions of Executory Contracts and
                       Unexpired Leases Related to Real Property........................... 46
                  3.   Assignments Related to Intercompany Mergers
                       or Related Transactions............................................. 46
                  4.   Approval of Assumptions and Assignments............................. 46
        B.        Cure Payments Related to Assumption of Executory
                  Contracts and Unexpired Leases........................................... 47
        C.        Executory Contracts and Unexpired Leases to be Rejected.................. 47
        D.        Bar Date for Rejection Damages Claims.................................... 48
        E.        Special Executory Contract and Unexpired Lease Matters;
                  Obligations to Indemnify Directors, Officers and Employees............... 48
        F.        Executory Contracts and Unexpired Leases Entered
                  Into and Other Obligations Incurred After the Petition Date.............. 49

ARTICLE VI.       PROVISIONS GOVERNING DISTRIBUTIONS....................................... 49
        A.        Distributions for Claims and Interests Allowed
                  as of the Effective Date................................................. 49
        B.        Distributions by Disbursing Agents....................................... 50
        C.        Delivery of Distributions and Undeliverable or
                  Unclaimed Distributions.................................................. 51
                  1.   Delivery of Distributions in General................................ 51
                  2.   Undeliverable Distributions......................................... 51
                       a.    Holding and Investment of Undeliverable Distributions......... 51
                       b.    After Distributions Become Deliverable........................ 52
                       c.    Failure to Claim Undeliverable Distributions.................. 52
        D.        Distribution Record Date................................................. 53
        E.        Means of Cash Payments................................................... 53
        F.        Timing and Calculation of Amounts to be Distributed...................... 53
                  1.   Timing and Amounts of Distributions to Holders of Allowed Claims
                       in Classes 1, 2, 4 and 9 and Initial 7% Distributions............... 53
                  2.   Timing and Amounts of Distributions on Account of Payments by
                       New Clothestime to Creditor Trust................................... 54
                       a.    Additional Distributions to Holders of Allowed Claims......... 54
                       b.    Additional Distributions on Account of
                             Previously Allowed Claims..................................... 55
                       c.    Provision of Updated Claims Information
                             by New Clothestime to Creditor Trust.......................... 56
                  3.   Distributions of Shares of New Stock................................ 56
                  4.   De Minimis Distributions............................................ 56
                  5.   Compliance with Tax Requirements.................................... 57
        G.        Setoffs.................................................................. 58
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        H.        Surrender of Canceled Instruments........................................ 58
                  1.   Debt Instruments.................................................... 58
                  2.   Lost, Stolen, Mutilated or Destroyed Debt Instruments............... 59
                  3.   Failure to Surrender Canceled Debt Instruments...................... 59

ARTICLE VII.           PROCEDURES FOR RESOLVING DISPUTED CLAIMS............................ 59
        A.        Prosecution of Objections to Claims...................................... 59
                  1.   Objections to Claims................................................ 59
                  2.   Authority to Prosecute Objections................................... 60
        B.        Treatment of Disputed Claims............................................. 60
                  1.   No Payments on Account of Disputed Claims
                       and Establishment of Disputed Claims Reserve........................ 60
                  2.   Funding of Disputed Claims Reserve.................................. 61
                  3.   Property Held in Disputed Claims Reserve............................ 61
        C.        Distributions on Account of Disputed Claims Once They Are Allowed........ 61
                  1.   After Allowance of a Disputed Claim................................. 61
                  2.   After Resolution of All Disputed Claims............................. 62

ARTICLE VIII.          CONDITIONS PRECEDENT TO CONFIRMATION AND
                       CONSUMMATION OF THE PLAN............................................ 62
        A.        Conditions to Confirmation............................................... 62
        B.        Conditions to Effective Date............................................. 63
        C.        Waiver of Conditions to Confirmation and Effective Date.................. 64
        D.        Effect of Occurrence or Nonoccurrence of
                  Conditions to Effective Date............................................. 64

ARTICLE IX.       DISCHARGE OF CLAIMS, TERMINATION OF
                  INTERESTS, INJUNCTIONS AND SUBORDINATION RIGHTS.......................... 65
        A.        Discharge of Claims and Termination of Interests......................... 65
        B.        Injunctions.............................................................. 66
        C.        Termination of Subordination Rights and
                  Settlement of Related Claims and Controversies........................... 67

ARTICLE X.        RETENTION OF JURISDICTION................................................ 67

ARTICLE XI.       MISCELLANEOUS PROVISIONS................................................. 70
        A.        Cramdown................................................................. 70
        B.        Dissolution of Creditors' Committee and Creation
                  of Creditor Trust Committee.............................................. 70
                  1.   Dissolution of Creditors' Committee................................. 70
                  2.   Creditor Trust Committee............................................ 70
                       a.    Function and Composition of Creditor Trust Committee.......... 70
                       b.    Employment of Professionals by Committee
                             and Reimbursement of Committee Members........................ 71
                       c.    Dissolution of Creditor Trust Committee....................... 71
        C.        Limitation of Liability.................................................. 71
        D.        Modification of the Plan................................................. 72
        E.        Revocation of the Plan................................................... 72
        F.        Severability of Plan Provisions.......................................... 73
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        G.        Postconfirmation Conversion/Dismissal.................................... 73
        H.        Successors and Assigns................................................... 73
        I.        Service of Certain Plan and Disclosure Statement Exhibits................ 74
        J.        Service of Documents on the Debtors, New Clothestime, the Creditor
                  Trust Committee, the Agent or the United States Trustee.................. 74
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                                TABLE OF EXHIBITS


Exhibit No.               Exhibit Name
-----------               ------------
I.A.10                Bank Note
I.A.29                Creditor Trust Agreement
I.A.78                Nonrecourse Guaranty
I.A.101               Security Agreement
I.A.102               Special Trust Note
I.A.106               Trust Note
IV.D.1.a.i            Certificate of Incorporation of New
                      Clothestime
IV.D.1.a.ii           Bylaws of New Clothestime
V.A.1                 Schedule of Executory Contracts and Unexpired
                      Leases to be Assumed or Assumed and Assigned


THE FOREGOING EXHIBITS TO THE PLAN, AS AMENDED FROM TIME TO TIME, WILL BE AVAILABLE FOR REVIEW IN THE DOCUMENT REVIEWING CENTERS.

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                                  INTRODUCTION

             The Clothestime, Inc. and the other debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the "Debtors") propose the following joint plan of reorganization (the "Plan") for the resolution of outstanding creditor claims against and equity interests in the Debtors. Reference is made to the Debtors' disclosure statement (the "Disclosure Statement") for a discussion of their history, businesses, properties, results of operations and projections for future operations and for a summary and analysis of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C.
Section 1129.

             All holders of claims against and interests in the Debtors are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

             Subject to certain restrictions and requirements set forth in the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its consummation.


                                   ARTICLE I.


                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

      A.     DEFINED TERMS

             As used in the Plan, capitalized terms and phrases have the meanings set forth below. Any term or phrase used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term or phrase in the Bankruptcy Code or the Bankruptcy Rules.

             1. "ADDITIONAL DISTRIBUTION DATE" means the 60th day after any date on which the aggregate amount of cash and cash equivalents in the Creditor Trust increases to an amount exceeding $500,000.

             2. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of


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preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for inventories and leased equipment and premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Section 1911-1930; and (d) any such Claim held by another Debtor arising on or after the Petition Date.

             3. "ADVANCED LIGHTING AGREEMENT" means, collectively: (a) the Agreement, dated October 1995, by and among the Debtors and Advanced Lighting Systems, Inc.; and (b) all related contracts, instruments and other documents entered into in connection with such agreement.

             4. "ADVANCED LIGHTING STIPULATION" means the Stipulation Regarding Treatment of Claims of Advanced Lighting Systems, Inc., as submitted to the Bankruptcy Court no fewer than 20 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation.

             5. "AGENT" means Wells, in its capacity as agent for itself and Union under the Wells/Union Credit Agreement.

             6. "ALLOWED CLAIM" means:

                a. if no proof of Claim has been Filed by the
              applicable Claims Bar Date or has otherwise been deemed timely Filed under applicable law, a Claim that has been listed in the Schedules as other than disputed, contingent or unliquidated and as to which the applicable Debtor has neither: (i) filed an objection (I) by the Effective Date or (II) within such other applicable period of limitation as may be fixed by the Plan, the Bankruptcy Code or the


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              Bankruptcy Rules; nor (ii) delivered to the holder
              of the Claim a Stipulation of Amount and Nature of Claim;

                b. if a proof of Claim or request for payment of
              an Administrative Claim has been Filed by the applicable Claims Bar Date or has otherwise been deemed timely Filed under applicable law, a Claim that is not a Disputed Claim; or

                c. irrespective of whether a proof of Claim or
              request for payment of an Administrative Claim has been Filed by the applicable Claims Bar Date or has otherwise been deemed timely Filed under applicable law, a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any Stipulation of Amount and Nature of Claim executed on or after the Confirmation Date; (iii) pursuant to applicable provisions of the Plan; or (iv) in any contract, instrument or other agreement or document entered into in connection with the Plan.

             7. "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class described.

             8. "ALLOWED INSURED CLAIM" means an Insured Claim that is an Allowed Claim.

             9. "ALLOWED INTEREST" means an Interest that either (a) is not a Disputed Interest or (b) has been allowed by a Final Order.

             10. "BANK NOTES" means the promissory notes, in the aggregate principal amount of $1,000,000, to be distributed to the Agent or as directed by the Agent pursuant to Section III.B.2.b, each substantially in the form of
Exhibit I.A.10 to the Plan.

             11. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

             12. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or, if such court ceases to exercise jurisdiction over the Reorganization Cases, such court or adjunct thereof that exercises jurisdiction over the Reorganization Cases in lieu of the United States Bankruptcy Court for the Central District of California, Santa Ana Division.

             13. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

             14. "BANKS" means, collectively, (a) Wells and (b) Union.

             15. "BANK STOCK" means the separate class of New Stock that shall be designated as Class C pursuant to New Clothestime's certificate of incorporation and that shall be issued and distributed to the Agent or as directed by the Agent pursuant to Section III.B.2.b.

             16. "BAR DATE ORDER" means the Order Establishing Bar Date for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, entered by the Bankruptcy Court on May 6, 1996.

             17. "BUSINESS DAY" means any day other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

             18. "CITBC" means The CIT Group/Business Credit, Inc., a New York corporation.

             19. "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

             20. "CLAIMS BAR DATE" means the applicable bar date by which a proof of Claim or request for payment of an Administrative Claim must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

             21. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.6.c, the latest of: (a) 60 days after the Effective

Date; (b) 60 days after the Filing of a proof of claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or an order of the Bankruptcy Court for objecting to a Claim.

             22. "CLASS" means a class of Claims or Interests, as described in
Article II.

             23. "COMMON STOCK OF . . ." means, when used with reference to a particular Debtor, the common stock of any class of such Debtor issued and outstanding immediately prior to the Effective Date.

             24.     "CONFIRMATION" means the entry of the Confirmation
Order.

             25. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Reorganization Cases.

             26. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

             27. "CREDITORS' COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

             28. "CREDITOR TRUST" means the trust created pursuant to the Creditor Trust Agreement.

             29. "CREDITOR TRUST AGREEMENT" means the trust agreement to be entered into pursuant to Section IV.E.1, substantially in the form of Exhibit I.A.29 to the Plan.

             30. "CREDITOR TRUST COMMITTEE" means the committee to be established pursuant to Section XI.B.2.

             31. "CREDITOR TRUST TERMINATION DATE" means the date on which the Creditor Trust terminates pursuant to the terms of the Creditor Trust Agreement.

             32. "CSI" means Clothestime Stores, Inc., a Delaware corporation.

             33. "CTA" means Clothestime Acquisition Corporation, a Delaware corporation.

             34. "CTI" means Clothestime Investment, Inc., a Delaware corporation.

             35. "CT INTERNATIONAL" means Clothestime International, Inc., a Delaware corporation.

             36. "DEBT INSTRUMENTS" means, collectively, any and all promissory notes, mortgages, deeds of trust, financing statements under the Uniform Commercial Code and other similar instruments or documents relating to the Office Building Loan Agreement or the Wells/Union Credit Agreement.

             37. "DEBTORS" means, collectively, (a) TCI, (b) CSI, (c) MRJ, (d) CT International, (e) CTI and (f) CTA.

             38. "DIP FINANCING AGREEMENT" means, collectively: (a) the Financing Agreement, dated as of December 28, 1995, among CITBC, as lender; CSI, as borrower; and TCI, MRJ, CT International, CTI and CTA, as guarantors; and (b) all related contracts, instruments and other documents, all as approved by the DIP Financing Order and as subsequently modified, supplemented or amended.

             39. "DIP FINANCING ORDER" means the Final Order Authorizing Incurrence of Indebtedness With Administrative Superpriority and Granting Other Relief, entered by the Bankruptcy Court on January 9, 1996.

             40. "DISBURSING AGENT" means: (a) New Clothestime, in its capacity as Disbursing Agent for distributions on account of Administrative Claims, Priority Claims, Priority Tax Claims and Secured Claims and the Initial 7% Distributions; or (b) the Trustee, in its capacity as Disbursing Agent for distributions on account of Unsecured Claims other than the Initial 7% Distributions, pursuant to Section VI.B.

             41. "DISCLOSURE STATEMENT" means the disclosure statement (and all exhibits or schedules annexed thereto or referenced therein) that relates to the Plan and that is approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented.

             42. "DISPUTED CLAIM" means:

                a. a Claim as to which, if no proof of Claim has
              been Filed by the applicable Claims Bar Date or has otherwise been deemed timely Filed under applicable law, and such Claim has been listed on the Schedules as other than disputed, contingent or unliquidated, a Debtor or any other party in interest has Filed an objection: (i) by 90 days after the Effective Date; or (ii) within such other applicable period of limitation as may be fixed by the Plan, the Bankruptcy Code or the Bankruptcy Rules; or

                b. a Claim as to which, if a proof of Claim or
              request for payment of an Administrative Claim has been Filed by the applicable Claims Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been timely Filed by a Debtor or any other party in interest and such objection has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been denied by a Final Order. If an objection is timely Filed to a portion of a Claim asserted in a proof of Claim or request for payment of an Administrative Claim, the portion of the Claim objected to shall be considered a Disputed Claim, and the portion of the Claim not objected to shall be considered an Allowed Claim.

             43. "DISPUTED CLAIMS RESERVE" means the reserve established pursuant to Section VII.B for Disputed Claims in the Unsecured Creditors Class.

             44. "DISPUTED INSURED CLAIM" and "DISPUTED UNINSURED CLAIM" mean, respectively, an Insured Claim or an Uninsured Claim that is a Disputed Claim.

             45. "DISPUTED INTEREST" means any Interest as to which an objection has been timely Filed by a Debtor or any other party in interest that (a) has not been withdrawn on or before any date fixed by the Plan or by order of the Bankruptcy Court for Filing such objection and (b) has not been denied by a Final Order.

             46. "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

             47. "DOCUMENT REVIEWING CENTERS" means, collectively, the offices of TCI located at 5325 East Hunter Avenue, Anaheim, California 92807 and any other location designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan and the Disclosure Statement.

             48. "EFFECTIVE DATE" means a day, as determined by the Debtors, that is at least 11 days after the Confirmation Date and on which (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section VIII.B have been satisfied or waived pursuant to Section VIII.C; provided, however, that such date shall be no later than December 31, 1997, unless the Bankruptcy Court has entered an order authorizing such later date.

             49. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

             50. "EXCESS CASH FLOW OBLIGATION" means 50% of the greater of: (a) the amount by which Fiscal 1997 Cash Flow exceeds $5,849,000, as determined no later than July 1, 1998; and (b) the amount by which Fiscal 1997 Liquidity exceeds $8,601,000, as determined within 10 days after the report on New Clothestime's audited consolidated financial statements for the fiscal year ending January 31, 1998 has been rendered.

             51.     "FACE AMOUNT" means:

                a. when used with reference to a Disputed Insured
              Claim: (i) unless clause (ii) or (iii) below applies, the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Claims Bar Date or otherwise deemed timely Filed under applicable law if the proof of Claim specifies only a liquidated amount, or the disputed portion of such stated amount if an objection is timely Filed to a portion of such Claim; (ii) the deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in clause
              (i) above or the proof of Claim specifies an unliquidated amount; or (iii) zero if the Claim is fully insured with no deductible;

                b. when used with reference to a Disputed
              Uninsured Claim, either: (i) if the holder of such Claim has Filed a proof of Claim by the Claims Bar Date or such proof of Claim is deemed timely Filed under applicable law and such proof of Claim specifies only a liquidated amount: (I) the full stated amount claimed in such proof of Claim or, if an objection is timely Filed to a portion of such Claim, the disputed portion of such stated amount; or (II) if the amount of the Claim has been estimated by the Bankruptcy Court in a Final Order entered pursuant to section 502 of the Bankruptcy Code, the amount of such estimate; or (ii) if no proof of Claim has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law or the proof of Claim specifies an unliquidated amount, the greater of the amount of the Claim set forth in (I) any objection Filed to such Claim or (II) any Stipulation of Amount and Nature of Claim delivered to the holder of such Claim; and

                c. when used with reference to an Allowed Claim,
              the amount of such Allowed Claim, as determined in accordance with Section I.A.6 and applicable provisions of the Bankruptcy Code.

             52. "FEDERAL PRIORITY TAX CLAIM" means a Claim of the IRS that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

             53. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in a Reorganization Case.

             54. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

             55. "FINAL PUT EXERCISE DATE" means the date that is 70 days after the fourth anniversary of the Effective Date.

             56. "FISCAL 1997 CASH FLOW" means, for New Clothestime's fiscal year ending on January 31, 1998: consolidated net income as reflected on New Clothestime's audited consolidated statement of operations; plus (a) to the extent deducted in determining such consolidated net income, all interest expense, tax expense, depreciation expense and amortization expense, each determined and consolidated in accordance with GAAP; plus (b) to the extent deducted in determining such consolidated net income, all non-cash charges required under GAAP; plus (c) to the extent deducted in determining such consolidated net income, cash reorganization costs; minus (d) to the extent included in determining such consolidated net income, all non-cash revenues and income items required under GAAP; minus (e) actual interest paid during such fiscal year; minus (f) actual payments to federal, state and local taxing authorities on account of income or franchise tax obligations for such fiscal year.

             57. "FISCAL 1997 LIQUIDITY" means the sum of: (a) cash and cash equivalents at January 31, 1998, as reflected on New Clothestime's audited consolidated balance sheet, minus the sum of: (i) cash and cash equivalents held as restricted cash, as collateral for borrowings or in segregated accounts to which New Clothestime does not have access, all as reflected on New Clothestime's audited consolidated balance sheet or the notes thereto; (ii) amounts owing at January 31, 1998 under the Plan on account of distributions, including Initial 7% Distributions, to be made on the Effective Date but that have not yet been made pending resolution of Disputed Claims, as reflected on New Clothestime's audited consolidated balance sheet; and (iii) the amount by which accrued sales taxes, accrued payroll and related taxes and current income or franchise taxes payable, as reflected on the audited consolidated balance sheet of New Clothestime at January 31, 1998, exceed $1,747,000; and (b) the amount available for borrowing under the New Loan Agreement at January 31, 1998.

             58. "GE CAPITALIZED LEASES" means, collectively: (a) the Lease Agreement, dated as of December 11, 1990, between Matrix Funding Corporation and TCI, together with all schedules, amendments, supplements, attachments and addenda thereto, all as subsequently modified, supplemented or amended; (b) the Master Lease Agreement, dated as of September 13, 1994, between Matrix Funding Corporation and CSI, together with all schedules, amendments, supplements, attachments and addenda thereto, all as subsequently modified, supplemented or amended; and (c) all related contracts, instruments and other documents entered into in connection with such agreements.

             59. "GE STIPULATION" means the Stipulation Regarding Treatment of Claims of Matrix Funding Corporation, as submitted to the Bankruptcy Court for approval no fewer than 20 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation.

             60. "IBM CAPITALIZED LEASE" means, collectively: (a) the Term Lease Master Agreement, dated as of April 27, 1995, between IBM Credit Corporation and MRJ, together with all schedules, amendments, supplements, attachments and addenda thereto, all as subsequently modified, supplemented or amended; and (b) all related contracts, instruments and other documents entered into in connection with such agreement.

             61. "IBM STIPULATION" means the Stipulation Regarding Treatment of Claims of IBM Credit Corporation, as submitted to the Bankruptcy Court for approval no fewer than 20 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation.

             62. "INITIAL 7% DISTRIBUTION" means a distribution on the Effective Date or, as and to the extent authorized by the Plan, thereafter to a holder of an Allowed Claim in the Unsecured Creditors Class of $0.07 in cash for each $1.00 of the allowed amount of such Claim, as provided for under Section III.B.3.h.

             63. "INITIAL EXCESS CASH FLOW PAYMENT" means an amount equal to the lesser of: (a) the Excess Cash Flow Obligation; and (b) 3.0% of the aggregate amount of all Unsecured Claims that have become Allowed Claims as of July 1, 1998.

             64. "INSURED CLAIM" means any Unsecured Claim that arises from an incident or occurrence that is covered under a Debtor's general liability insurance policies.

             65. "INTERCOMPANY CLAIM" means any Claim held by a Debtor that arose before the Petition Date.

             66. "INTERESTS" means, collectively, the rights of the holders of the Common Stock or other equity securities of, or any other equity interests in, any Debtor, and the rights of any entity to purchase or demand the issuance of any such common stock, securities or interests, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

             67. "INTERNAL REVENUE CODE" means title 26 of the United States Code, as now in effect or hereafter amended.

             68. "INVESTMENT YIELD" means the net yield earned by a Disbursing Agent from the investment of cash (including cash received by the Trustee, in his or her capacity as Disbursing Agent, on account of dividends and other distributions on New Stock) in a manner consistent with: (a) in the instance of New Clothestime, New Clothestime's investment and deposit guidelines; and (b) in the instance of the Trustee, the investment guidelines set forth in the Creditor Trust Agreement.

             69. "IRS" means the Internal Revenue Service of the United States of America.

             70. "IRS AUDIT" means the IRS's audit of the Debtors' income tax returns for certain prior tax years, which audit was commenced in 1996.

             71. "MANAGEMENT STOCK" means the separate class of New Stock that shall be designated as Class B pursuant to New Clothestime's certificate of incorporation and that shall be issued or reserved for issuance as restricted shares to certain officers and directors of New Clothestime pursuant to Section IV.E.3.b.

             72. "METLIFE CAPITALIZED LEASE" means, collectively: (a) the Master Lease Purchase Agreement, dated as of April 29, 1993, between MetLife Capital Corporation and TCI, together with all schedules, amendments, supplements, attachments and addenda thereto, all as subsequently modified, supplemented or amended; and (b) all related contracts, instruments and other documents entered into in connection with such agreement.

             73. "METLIFE STIPULATION" means the Stipulation re Allowance and Treatment of Secured and Unsecured Claims and Compromise of Controversies that is attached as Exhibit A to the Order Approving Compromise and Settlement of Secured and Unsecured Claims of MetLife Capital Corporation, Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, entered by the Bankruptcy Court on July 23, 1996.

             74. "MRJ" means MRJ Industries, Inc., a Delaware corporation.

             75. "NEW CLOTHESTIME" means Reorganized CSI, the surviving corporation following the intercompany mergers authorized by Section IV.C.

             76. "NEW LOAN AGREEMENT" means, collectively: (a) the loan agreement, to be entered into as of the Effective Date, pursuant to which financing will be available to New Clothestime from and after the Effective Date; and (b) all related security agreements, deeds of trust, mortgages, instruments and other documents entered into in connection with such agreement, all as subsequently modified, supplemented or amended, or any similar such instruments and other documents entered into in connection with the establishment of a substitute working capital financing facility.

             77. "NEW NOTES" means, collectively, (a) the Bank Notes, (b) the Special Trust Note and (c) the Trust Note.

             78. "NEW STOCK" means the 100,000 shares of common stock of New Clothestime to be issued and distributed or reserved for issuance and distribution pursuant to the Plan, which common stock shall be in three classes and be substantially on the terms set forth in the certificate of incorporation of New Clothestime.

             79. "NONRECOURSE GUARANTY" means a nonrecourse guaranty, substantially in the form of Exhibit I.A.79 to the Plan, to be entered into by a holder of Management Stock with respect to either the Trust Note or the Special Trust Note, pursuant to Section IV.E.3.b.

             80. "OFFICE BUILDING" means the office facility and associated real property owned by CSI that is located at 5395 East Hunter Avenue in Anaheim, California.

             81. "OFFICE BUILDING LOAN AGREEMENT" means, collectively: (a) the Real Estate Loan Letter Agreement, dated as of February 28, 1995, and the Supplemental Letter Agreement, dated as of March 13, 1995, between CSI, as borrower, and Wells, as lender; and (b) all related promissory notes, security agreements, deeds of trust, mortgages, instruments and other documents entered into in connection with such agreements, all as subsequently modified, supplemented or amended.

             82. "OTHER PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code, other than a Federal Priority Tax Claim.

             83. "PETITION DATE" means December 8, 1995.

             84. "PLAN" means this joint plan of reorganization for the Debtors and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented in accordance with their terms.

             85. "PLAN PARTICIPANTS" means, collectively: (a) the Debtors, New Clothestime and their respective directors, officers, employees and Professionals (acting in such capacity); and (b) the Creditors' Committee and its members and Professionals (acting in such capacity).

             86. "POSTPETITION LAWSUIT" means any lawsuit, cause of action or proceeding commenced on or before the Effective Date in any court or before any federal, state or local administrative agency, in the United States or in any foreign jurisdiction, based upon any act, omission, transaction or other activity by the Debtors after the Petition Date.

             87. "PRIME RATE" means the prime interest rate that is publicly announced from time to time by the lender under the New Loan Agreement.

             88. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

             89. "PRIORITY TAX CLAIMS" means, collectively, the Federal Priority Tax Claims and the Other Priority Tax Claims.

             90.     "PRO RATA" means:

                a. when used with reference to distributions of
              cash (other than distributions of any Investment Yield pursuant to clause (b) below) or New Stock, proportionally so that with respect to an Allowed Claim, the ratio of (i)(I) the amount of property distributed on account of a particular Allowed Claim to (II) the amount of the Allowed Claim, is the same as the ratio of (ii)(I) the amount of property distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to (II) the amount of all Allowed Claims in that Class; and

                b. when used with reference to distributions of
              any Investment Yield pursuant to Sections VI.A.2, VI.C.2.b, VI.F.2.b and VII.C.1, the portion of the Investment Yield allocable to a particular Allowed Claim on the basis of the amount of cash then being distributed on account of such Allowed Claim (including dividends and other distributions on New Stock being distributed on account of such Allowed Claim).

             91. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to section 327 or 1103 of the Bankruptcy Code, or any professional seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

             92. "PUT EXERCISE DATE" means any of the dates on which a holder of Put Stock is authorized to exercise the Put Option pursuant to Section IV.E.6. Such dates shall include each of the dates that are 70 days after the second, third and fourth anniversaries of the Effective Date.

             93. "PUT OPTION" means the option provided to any holder of Put Stock to sell all or a portion of the Put Stock held by such holder pursuant to
Section IV.E.6.

             94. "PUT STOCK" means, collectively, (a) the Bank Stock and (b) the Trust Stock.

             95. "REINSTATED" means rendering a Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

             96. "REORGANIZATION CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court; and (b) when used with reference to all of the Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

             97. "RESTRICTED STOCK AGREEMENT" means the agreement to be entered into among New Clothestime and certain officers and directors of New Clothestime in connection with the distribution of restricted shares of New Stock to such officers and directors pursuant to Section IV.E.3.b.

             98. "SALE ORDER" means the Order, Pursuant to Section 363 of the Bankruptcy Code, Approving Sale of Office Building and Associated Real Property Located at 5395 East Hunter Avenue in Anaheim, California Free and Clear of Liens, Claims and Encumbrances, entered by the Bankruptcy Court on or about June 26, 1997.

             99. "SCHEDULES" means, collectively, the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code, as subsequently amended, modified or supplemented.

             100. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

             101. "SECURITY AGREEMENT" means a security agreement, substantially in the form of Exhibit I.A.101 to the Plan, to be entered into by a holder of Management Stock in connection with such holder's entry into a Nonrecourse Guaranty pursuant to Section IV.E.3.b.

             102. "SPECIAL TRUST NOTE" means the promissory note, in the principal amount of $600,000, to be distributed to the Creditor Trust pursuant to Section IV.E.4, substantially in the form of Exhibit I.A.102 to the Plan.

             103. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement that a Debtor has sent or may send to a holder of a Claim that states that Debtor's position regarding the amount or nature of the holder's Claim and requests such holder's agreement with that Debtor's position.

             104. "SUBSTANTIVE CONSOLIDATION" means the consolidation of the Reorganization Cases and the combining of the Estates, for purposes of the Plan and the distributions to be made thereunder, by aggregating the Estates' assets and liabilities and eliminating cross-corporate guaranties and inter- Estate debt pursuant to Section IV.A.

             105. "TCI" means The Clothestime, Inc., a Delaware corporation.

             106. "TRUST NOTE" means the promissory note, in the principal amount of $4,000,000, to be distributed to the Creditor Trust pursuant to
Section IV.E.4, substantially in the form of Exhibit I.A.106 to the Plan.

             107. "TRUST STOCK" means the separate class of New Stock that shall be designated as Class A pursuant to New Clothestime's certificate of incorporation and that shall be issued and distributed to the Creditor Trust pursuant to Section IV.E.3.a.

             108. "UNINSURED CLAIM" means any Claim that is not an Insured
Claim.

             109. "UNION" means Union Bank of California, N.A., successor to Union Bank.

             110. "UNITED STATES TRUSTEE" means the Office of the United States Trustee for the Central District of California.

             111. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim or
Secured Claim.

             112.    "UNSECURED CREDITORS CLASS" means Class 10.

             113. "UNSECURED DEFICIENCY CLAIM" means any portion of a Claim to the extent that the value of the Claim holder's interest in an Estate's interest in any property securing the Claim is less than the amount of the Claim, or to the extent that the amount of any Claim subject to setoff is less than the amount of such Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

             114. "USL CAPITALIZED LEASE" means, collectively: (a) the Master Lease Agreement, dated as of November 17, 1994, between USL Capital Corporation and CSI, together with all schedules, amendments, supplements, attachments and addenda thereto, all as subsequently modified, supplemented or amended; (b) the written guaranty executed by TCI in favor of USL Capital Corporation whereby TCI guaranteed the obligations of CSI arising under such agreement; and (c) all related contracts, instruments and other documents entered into in connection with such agreement.

             115. "USL STIPULATION" means the Stipulation Regarding Treatment of Claims of Mellon US Leasing Corporation, as Successor in Interest to USL Capital Corporation, as submitted to the Bankruptcy Court for approval no fewer than 20 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation.

             116. "VALUATION" means an independent determination of the fair market value of certain Put Stock, for the purposes set forth in Section IV.E, to be conducted by a third party retained jointly by: (a) New Clothestime; and
(b) the Agent, Wells, Union or the Trustee, as applicable.

             117.    "WELLS" means Wells Fargo Bank, N.A.

             118. "WELLS/UNION CREDIT AGREEMENT" means, collectively: (a) the Credit Agreement, dated as of February 28, 1995, among CSI, as borrower; Wells and Union, in their individual capacities, and the Agent, as lenders; and TCI, CTA, CTI, CT International, Clothestime Insurance Company and MRJ, as guarantors; and (b) all related security agreements, deeds of trust, mortgages, instruments and other documents entered into in connection with such agreement, all as subsequently modified, supplemented or amended.

      B.     RULES OF INTERPRETATION, COMPUTATION OF TIME AND
             GOVERNING LAW

             1. RULES OF INTERPRETATION

             For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the

Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

             2. COMPUTATION OF TIME

             In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

             3. GOVERNING LAW

             Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release or other agreement or document entered into in connection with the Plan, all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

             All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below in Article III, have not been classified and thus are excluded from the Classes described below.

             A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other

Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

      A.     UNIMPAIRED CLASSES OF CLAIMS (CLASSES 1 AND 2)

             CLASS 1: Unsecured Claims against a Debtor that are entitled to priority under section 507(a)(3), 507(a)(4) or 507(a)(6) of the Bankruptcy Code.

             CLASS 2: Secured Claims against a Debtor that are not classified in Classes 3 through 9.

      B.     IMPAIRED CLASSES OF CLAIMS (CLASSES 3 THROUGH 13)

             CLASS 3: Secured Claims under or evidenced by the Office Building Loan Agreement.

             CLASS 4: Secured Claims under or evidenced by the Wells/Union Credit Agreement.

             CLASS 5: Secured Claims under or evidenced by the MetLife Capitalized Lease.

             CLASS 6: Secured Claims under or evidenced by the GE Capitalized Leases.

             CLASS 7: Secured Claims under or evidenced by the USL Capitalized Lease.

             CLASS 8: Secured Claims under or evidenced by the IBM Capitalized Lease.

             CLASS 9: Secured Claims under or evidenced by the Advanced Lighting Agreement.

             CLASS 10: Unsecured Claims that are not classified in Class 1, 11, 12 or 13, including (a) lease rejection damages Claims and (b) Unsecured Deficiency Claims.

             CLASS 11:  Intercompany Claims.

             CLASS 12: Unsecured Claims arising from the rescission of a purchase or sale of a security of a Debtor, for damages arising from a purchase or sale of such security or for the reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claims.

             CLASS 13: Unsecured Claims for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claim holder's actual pecuniary loss.

      C.     IMPAIRED CLASSES OF INTERESTS (CLASSES 14 AND 15)

             CLASS 14: Interests in TCI, CTA, CTI, CT International and MRJ.

             CLASS 15:  Interests in CSI.


                                  ARTICLE III.


                        TREATMENT OF CLAIMS AND INTERESTS


      A.     UNCLASSIFIED CLAIMS


             1. PAYMENT OF ADMINISTRATIVE CLAIMS AND SUPERPRIORITY CLAIMS UNDER OR EVIDENCED BY THE DIP FINANCING AGREEMENT


                     a.     ADMINISTRATIVE CLAIMS IN GENERAL

             Except as otherwise specified in this Section III.A.1, and subject to the bar date provisions herein, each holder of an Administrative Claim shall receive cash equal to the amount of such Administrative Claim (unless the holder of such Claim agrees to other treatment) on the latest of: (i) the Effective Date; (ii) 30 days after the date on which an order allowing such Claim becomes a Final Order; and (iii) such other time or times as may be agreed upon by the holder of the Administrative Claim and the applicable Debtor or New Clothestime.

                     b.     PAYMENT OF STATUTORY FEES

             On or before the Effective Date, Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States Code, 28 U.S.C. Section 1930, shall be paid in cash equal to the amount of such Administrative Claims. From and after the Effective Date, New Clothestime shall pay timely in cash all fees payable pursuant to section 1930(a)(6) of title 28 of the United States Code, 28 U.S.C. Section 1930(a)(6).

                     c.     ORDINARY COURSE LIABILITIES

             Administrative Claims that are based on liabilities incurred in (i) a Debtor's purchase, lease or use of goods and services in the ordinary course of its business or (ii) a Debtor's sale or provision of goods and services to its customers, including Administrative Claims for amounts due on account of services provided to a Debtor by employees, shall be paid by New

Clothestime pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims.

                     d.     CLAIMS UNDER OR EVIDENCED BY THE DIP FINANCING
                            AGREEMENT

             On the Effective Date, Claims under or evidenced by the DIP Financing Agreement shall be satisfied pursuant to the terms of the DIP Financing Agreement and the DIP Financing Order.

                     e.     BAR DATES FOR ADMINISTRATIVE CLAIMS

                            i.  GENERAL BAR DATE PROVISIONS

             Except as provided in Section III.A.1.e.ii, requests for payment of Administrative Claims, including Administrative Claims of governmental units for any taxes, or for interest or penalties related to such taxes, must be Filed and served on the Debtors or New Clothestime no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, New Clothestime or their respective property. Objections to such requests must be Filed and served on the Debtors or New Clothestime and the requesting party no later than 60 days after the date on which the request for payment was Filed.

                            ii. BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                i.   PROFESSIONALS

             Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in any Reorganization Case) shall File and serve on New Clothestime an application for final allowance of compensation and reimbursement of expenses no later than 60 days after the Effective Date.

                                 ii. ORDINARY COURSE LIABILITIES

             Holders of Administrative Claims that are based on liabilities incurred in (A) a Debtor's purchase, lease or use of goods and services in the ordinary course of its business or (B) a Debtor's sale or provision of goods and services to its customers, including Administrative Claims for amounts due on account of services provided to a Debtor by employees, shall not be required to File or serve any request for payment of such Claims.

             2.      PAYMENT OF PRIORITY TAX CLAIMS

                     a.     FEDERAL PRIORITY TAX CLAIMS

             Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, except as otherwise agreed by the parties, the IRS shall receive, in full satisfaction of all Federal Priority Tax Claims, deferred cash payments over a period of six years from the date of assessment of such Claims. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at the rate established under 26 U.S.C. Section 6621 on the unpaid portion of such Allowed Federal Priority Tax Claims. The first payment shall be payable on the latest of (i) the Effective Date, (ii) 30 days after the date on which an order allowing such Claims becomes a Final Order and (iii) such other time or times as may be agreed upon by the IRS and the Debtors or New Clothestime; provided, however, that, so long as no Event of Default as defined in the Trust Note or the Bank Notes has occurred and is continuing, New Clothestime shall have the right to pay any Federal Priority Tax Claim, or any remaining balance of such Claim, in full, at any time after 30 days after the second anniversary of the Effective Date, without premium or penalty.

                     b.     OTHER PRIORITY TAX CLAIMS

             Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, except as otherwise agreed by the parties, each holder of an Other Priority Tax Claim shall receive, on account of such Claim, deferred cash payments over a period of six years from the date of assessment of such Claim. Payments shall be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at the Prime Rate on the unpaid portion of each Other Priority Tax Claim. The first payment shall be payable on the latest of (i) the Effective Date, (ii) 30 days after the date on which an order allowing such Claim becomes
Fa Final Order and (iii) such other time or times as may be agreed upon by the holder of such Claim and the Debtors or New Clothestime; provided, however, that, so long as no Event of Default as defined in the Trust Note or the Bank Notes has occurred and is continuing, New Clothestime shall have the right to pay any Other Priority Tax Claim, or any remaining balance of such Claim, in full, at any time after 30 days after the second anniversary of the Effective Date, without premium or penalty.

      B.     CLASSIFIED CLAIMS AND INTERESTS



             1.      UNIMPAIRED CLASSES OF CLAIMS
                     (CLASSES 1 AND 2)



                     a.     UNSECURED CLAIMS ENTITLED TO PRIORITY UNDER
                            SECTION 507(a)(3), 507(a)(4) OR 507(a)(6) OF
                            THE BANKRUPTCY CODE (CLASS 1)



             On the Effective Date, each holder of an Allowed Claim in Class 1 shall receive cash equal to the amount of such Claim.

                     b.     SECURED CLAIMS NOT OTHERWISE CLASSIFIED
                            (CLASS 2)

             For purposes of the Plan, each Allowed Claim in Class 2 shall be deemed classified in a separate Class. On the Effective Date, except as otherwise agreed by the Debtors or New Clothestime and the holder of the applicable Allowed Claim, each Allowed Claim in Class 2 shall be Reinstated as follows: (i) any default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (ii) the maturity of the Claim shall be reinstated as such maturity existed before any default; (iii) the holder of the Claim shall be compensated for any damages incurred as a result of any reasonable reliance by such holder on any contractual provision that entitled the holder to demand or receive accelerated payment of the Claim; and
(iv) no other legal, equitable or contractual rights to which the Claim entitled the holder shall be altered.

             2.      IMPAIRED CLASSES OF CLAIMS (CLASSES 3 THROUGH 13)

                     a. SECURED CLAIMS UNDER OR EVIDENCED BY THE OFFICE BUILDING LOAN AGREEMENT (CLASS 3)

             On or prior to the Effective Date, in satisfaction of all Allowed Claims in Class 3: Wells shall receive such payments as are provided for pursuant to the Sale Order.

                     b. SECURED CLAIMS UNDER OR EVIDENCED BY THE WELLS/UNION CREDIT AGREEMENT (CLASS 4)



             In satisfaction of all Allowed Claims in Class 4: (i) on or prior to the Effective Date, the Agent shall receive such payments as are provided for pursuant to the Sale Order; and (ii) on the Effective Date, New Clothestime shall distribute to the Agent or as directed by the Agent the following property: (I) cash in the amount of $500,000; (II) the Bank Notes; (III) the net proceeds of any dispositions of furniture, fixtures and equipment by the Debtors on or after the Petition Date but prior to the Effective Date, to the extent that such net proceeds have not previously been paid to the Agent; and (IV) 25,000 shares of Bank Stock.

                     c. SECURED CLAIMS UNDER OR EVIDENCED BY THE METLIFE CAPITALIZED LEASE (CLASS 5)

             On the Effective Date, each Allowed Claim in Class 5 shall be Reinstated pursuant to the terms of the MetLife Stipulation.

                     d. SECURED CLAIMS UNDER OR EVIDENCED BY THE GE CAPITALIZED LEASES (CLASS 6)

             On the Effective Date, each Allowed Claim in Class 6 shall be Reinstated pursuant to the terms of the GE Stipulation.

                     e. SECURED CLAIMS UNDER OR EVIDENCED BY THE USL CAPITALIZED LEASE (CLASS 7)

             On the Effective Date, each Allowed Claim in Class 7 shall be Reinstated pursuant to the terms of the USL Stipulation.

                     f. SECURED CLAIMS UNDER OR EVIDENCED BY THE IBM CAPITALIZED LEASE (CLASS 8)

             On the Effective Date, each Allowed Claim in Class 8 shall be Reinstated pursuant to the terms of the IBM Stipulation.

                     g.     SECURED CLAIMS UNDER OR EVIDENCED BY THE
                           ADVANCED LIGHTING AGREEMENT (CLASS 9)

             In satisfaction of the Allowed Claims in Class 9, the holders of such Claims shall receive such payments as are provided for pursuant to the terms of the Advanced Lighting Stipulation.

                     h.     GENERAL UNSECURED CLAIMS (CLASS 10)

             On the Effective Date, each holder of an Allowed Claim in Class 10 shall receive, in full satisfaction of such Claim: (i) $0.07 in cash for each $1.00 of the allowed amount of such Claim; and (ii) an uncertificated, nontransferable, Pro Rata beneficial interest in the Creditor Trust. On the Effective Date, the Allowed Unsecured Claim of the Banks shall equal $15,228,175.16 minus the proceeds of the sale of the Office Building paid pursuant to the Sale Order and applied to the Class 4 Claim and minus any payments made after the date of filing the Plan but prior to the Effective Date of the net proceeds of any dispositions of furniture, fixtures and equipment.

                     i.     INTERCOMPANY CLAIMS (CLASS 11)

             No property shall be distributed to or retained by the holders of Allowed Claims in Class 11 on account of such Claims.

                     j. SUBORDINATED UNSECURED CLAIMS RELATED TO RESCISSION, DAMAGES OR INDEMNITY CLAIMS ARISING FROM SECURITIES TRANSACTIONS
                            (CLASS 12)

             No property shall be distributed to or retained by the holders of Allowed Claims in Class 12 on account of such Claims.

                     k. UNSECURED CLAIMS FOR PENALTIES, FINES AND PUNITIVE DAMAGES (CLASS 13)

             No property shall be distributed to or retained by the holders of Allowed Claims in Class 13 on account of such Claims.

             3.      IMPAIRED CLASSES OF INTERESTS (CLASSES 14 AND 15)

                     a. INTERESTS IN TCI, CTA, CTI, CT INTERNATIONAL AND MRJ (CLASS 14)

             No property shall be distributed to or retained by the holders of Allowed Interests in Class 14 on account of such Interests, which will be cancelled upon consummation of the intercompany mergers authorized by Section IV.C.1.

                     b.     INTERESTS IN CSI (CLASS 15)

             No property shall be distributed to or retained by the holders of Allowed Interests in Class 15 on account of such Interests, which shall be cancelled.

      C.     ACCRUAL OF POSTPETITION INTEREST

             Except as otherwise provided in the Plan, no holder of an Allowed Claim shall be entitled to the accrual of postpetition interest on account of such Claim for any purpose.


                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

      A.     SUBSTANTIVE CONSOLIDATION

             As of the Confirmation Date, the Reorganization Cases and the Debtors' respective Estates shall be substantively consolidated pursuant to this
Section IV.A. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the Substantive Consolidation of the Debtors' respective Estates as described in this Section IV.A. Pursuant to the Confirmation Order and this
Section IV.A, from and after the Confirmation Date: (1) all assets and liabilities of the Debtors shall be treated as though the Debtors had been merged into a single entity; (2) any Claim against or other obligation or liability of any Debtor, including any guaranty of any obligation or liability of the other Debtor, shall be treated as a single obligation of the Debtors; and
(3) each and every proof of Claim Filed in the Reorganization Case of any Debtor shall be deemed Filed in a substantively consolidated case.

      B.     CONTINUED EXISTENCE; VESTING OF ASSETS IN NEW
             CLOTHESTIME

             New Clothestime shall exist after the Effective Date as a separate entity, with all of the powers of a corporation under applicable law and without prejudice to any right to alter or terminate its existence (whether by merger or otherwise). Except as otherwise provided in the Plan, on and after the Effective Date, all property of the respective Estates of the Debtors, including all claims and causes of action, and any property acquired by a Debtor or New Clothestime under or in connection with the Plan, shall vest in New Clothestime free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, New Clothestime may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, New Clothestime may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court, except for compensation or reimbursement of expenses for any services rendered after the Effective Date in connection with any applications for such compensation or reimbursement pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.e.ii.I.

      C.     INTERCOMPANY MERGERS AND RELATED TRANSACTIONS

             1. On the Effective Date, New Clothestime shall take such actions as may be necessary or appropriate to effect the following intercompany merger transactions: (a) the merger of CTI with and into TCI; (b) the mergers of TCI, CT International and MRJ with and into CTA; and (c) the merger of CTA with and into CSI.

             2. On or after the Effective Date, but only to the extent not inconsistent with the Plan including the exhibits hereto, New Clothestime shall be authorized to enter into such additional transactions or take such other actions as may be necessary or appropriate to simplify or otherwise alter its overall corporate structure, including such mergers, consolidations, restructurings, liquidations or dissolutions as New Clothestime may determine are necessary or appropriate. The actions to effect the mergers and other restructuring transactions authorized by this Section IV.C may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law, as well as such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates of merger or consolidation with the Secretary of State of the State of Delaware pursuant to the applicable provisions of state law; and (d) all other actions that such entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the transactions contemplated as part of the mergers authorized by this Section IV.C.

      D.     CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS,
             EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS



             1.      CERTIFICATES OF INCORPORATION AND BYLAWS

             As of the Effective Date, the certificate of incorporation and the bylaws of New Clothestime shall be in the forms of Exhibits IV.D.1.a.i and IV.D.1.a.ii, respectively, to the Plan. The initial certificate of incorporation of New Clothestime shall, among other things: (a) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (b) authorize the issuance of the New Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, New Clothestime may amend and restate its certificate of incorporation or bylaws as permitted by the Delaware General Corporation Law, such certificate of incorporation or such bylaws; provided, however, that any such amendment or restatement shall not conflict with any provisions of the Plan.

             2.      DIRECTORS AND OFFICERS OF NEW CLOTHESTIME

                     a.     IDENTITY OF INITIAL OFFICERS

             The initial officers of New Clothestime will be listed in the Disclosure Statement or a notice to be Filed with the Bankruptcy Court no fewer than 10 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation. Such notice or the Disclosure Statement shall contain sufficient information regarding such officers' identities, affiliations and compensation to comply with section 1129(a)(5) of the Bankruptcy Code.

                     b.     IDENTITY OF INITIAL DIRECTORS

             Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, New Clothestime's initial board of directors shall be comprised of the individuals named in the Disclosure Statement or a notice to be Filed with the Bankruptcy Court no fewer than 10 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation. Such notice or the Disclosure Statement shall contain sufficient information regarding such individuals' identities and affiliations to comply with section 1129(a)(5) of the Bankruptcy Code.

             3. NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION
                     PROGRAMS



             As of the Effective Date, New Clothestime shall have the authority to: (a) enter into employment, retirement, indemnification and other agreements with its active directors, officers and employees; and (b) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of New Clothestime may be eligible to participate. No fewer than 10 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation, the Debtors shall File a notice containing sufficient information to comply with section 1129(a)(5)(B) of the Bankruptcy Code as to disclosure of compensation to be paid to insiders who are the subject of such agreements, plans or programs.

             4.      NO ADDITIONAL CORPORATE ACTION REQUIRED

             The intercompany mergers and related transactions authorized by
Section IV.C; the adoption of a new or amended and restated certificate of incorporation and bylaws or similar constituent documents for New Clothestime; the initial selection of directors and officers of New Clothestime; the distribution of cash and the issuance and distribution of the New Stock and the New Notes pursuant to the Plan; the grant of mortgages, deeds of trust, liens and other security interests pursuant to the New Loan Agreement; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases, indentures and other agreements or documents related to any of the foregoing, including the New Loan Agreement; the adoption, execution, delivery and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving the corporate structure of any Debtor or New Clothestime or corporate action to be taken by or required of any Debtor or New Clothestime shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects, without any requirement of further action by the stockholders or the directors of any Debtor or New Clothestime, and with like effect as if such actions had been taken by unanimous action of the stockholders and directors of the Debtor or New Clothestime, as applicable.

      E.     CREDITOR TRUST AND DISTRIBUTIONS OF NEW STOCK

             1.      CREATION OF CREDITOR TRUST

             On the Effective Date, the Debtors shall take any and all such actions as may be necessary or appropriate to establish the Creditor Trust, including the execution and delivery of the Creditor Trust Agreement.

             2.      DESIGNATION OF TRUSTEE AND SUCCESSION THERETO

             No fewer than 10 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation, the Creditors' Committee shall take such actions and employ such procedures as it deems necessary and appropriate to designate the Trustee. The designation of any successor to the individual who is initially designated as the Trustee shall be governed by the Creditor Trust Agreement.

             3. DISTRIBUTIONS OF NEW STOCK TO CREDITOR TRUST AND OFFICERS AND DIRECTORS OF NEW CLOTHESTIME

                     a.     DISTRIBUTION OF TRUST STOCK TO CREDITOR TRUST

             On the Effective Date, 25,000 shares of Trust Stock shall be issued and distributed to the Creditor Trust.

                     b. DISTRIBUTION OF MANAGEMENT STOCK TO CERTAIN OFFICERS AND DIRECTORS OF NEW CLOTHESTIME; PLEDGES ON ACCOUNT OF TRUST NOTE AND SPECIAL TRUST NOTE



                            i. On and after the Effective Date, a total of
50,000 shares of Management Stock shall be issued or reserved for issuance as restricted shares to certain officers and directors of New Clothestime, with such restrictions to lapse by the Creditor Trust Termination Date, in accordance with the applicable provisions of the Restricted Stock Agreement.

                            ii. On the Effective Date, holders of Management
Stock shall enter into (A) Nonrecourse Guaranties of New Clothestime's obligations under the Trust Note and (B) accompanying Security Agreements. Pursuant to such Security Agreements, a total of 25,000 shares of Management Stock shall be pledged as security for such Nonrecourse Guaranties. The number of shares pledged pursuant to each such Security Agreement shall be in proportion to the number of shares of Management Stock held by each party entering into such a Security Agreement. Such shares of Management Stock shall be released from such pledge in accordance with the applicable provisions of the Security Agreement documenting such pledge.

                            iii. On the Effective Date, holders of Management
Stock shall enter into (A) Nonrecourse Guaranties of New Clothestime's obligations under the Special Trust Note and (B) accompanying Security Agreements. Pursuant to such Security Agreements, a total of 5,000 shares of Management Stock shall be pledged as security for such Nonrecourse Guaranties. The number of shares pledged pursuant to each such Security Agreement shall be in proportion to the number of shares of Management Stock held by each party entering into such a Security Agreement. Such shares of Management Stock shall be released from such pledge in accordance with the applicable provisions of the Security Agreement documenting such pledge.

             4. DISTRIBUTION OF TRUST NOTE AND SPECIAL TRUST NOTE TO CREDITOR TRUST

             On the Effective Date, the Trust Note and the Special Trust Note shall be issued and distributed to the Creditor Trust.

             5.      CONTINGENT PAYMENTS BY NEW CLOTHESTIME TO CREDITOR
                     TRUST

                     a.     CONTINGENT PAYMENTS ON ACCOUNT OF EXCESS CASH
                            FLOW



                            i.  New Clothestime shall pay to the Creditor
Trust an amount (if any) equal to the Initial Excess Cash Flow Payment no more than 10 Business Days after July 1, 1998.

                            ii. On the second anniversary of the Effective Date,
New Clothestime shall pay to the Creditor Trust the amount (if any) determined by taking: (I) the lesser of (A) the Excess Cash Flow Obligation and (B) 3.0% of the aggregate amount of all Allowed Class 10 Claims as of 30 days prior to such second anniversary of the Effective Date; and deducting (II) the Initial Excess Cash Flow Payment.

                     b. CONTINGENT PAYMENT RELATING TO RESOLUTION OF IRS AUDIT AND POSTPETITION LAWSUITS

             If the aggregate amount of Claims that are actually paid or become due and owing by New Clothestime to (i) federal, state and local taxing authorities as a result of the resolution of the IRS Audit, together with any interest, penalties or other amounts payable on account of such Claims, and (ii) the plaintiffs in Postpetition Lawsuits, either pursuant to settlements of or judgments entered in such lawsuits, is less than $2,500,000, New Clothestime shall pay to the Creditor Trust an amount equal to 50% of the amount by which such aggregate amount is less than $2,500,000. Such payment shall be made to the Creditor Trust no more than 10 Business Days after the later of: (i) the date on which (I) New Clothestime and the IRS have reached final agreement regarding the IRS Audit and (II) such agreement has received all necessary approvals from the IRS; and (ii) the date on which each of the Postpetition Lawsuits has been resolved with finality, either pursuant to an executed settlement agreement or a final, nonappealable judgment.

             6.      SALE OF PUT STOCK PURSUANT TO PUT OPTION

                     a. MANAGEMENT STOCK PLEDGED AS SECURITY FOR NONRECOURSE GUARANTIES

             Subject to the provisions of Section IV.E.7.c, any and all shares of Management Stock that are pledged as security for a Nonrecourse Guaranty and are subsequently foreclosed upon by the Creditor Trust as a result of an Event of Default as defined in the Trust Note or the Special Trust Note shall, from the date of such foreclosure, be deemed and treated as Put Stock for all purposes under the Plan.

                     b.     PUT OPTION

             The Put Option shall be exercisable by any holder of Put Stock with respect to all or a portion of the Put Stock held by such entity on each of the dates that are 70 days after the second, third and fourth anniversaries of the Effective Date; provided, however, that the Put Option shall not be exercised with respect to any fewer than 2,500 shares of the Put Stock unless, at the time of such exercise, the entity exercising the Put Option holds fewer than 2,500 shares of the Put Stock, in which case such holder may exercise the Put Option only with respect to all of the Put Stock owned by such holder. No fewer than 60 days prior to each Put Exercise Date, any holder of Put Stock intending to exercise the Put Option shall provide New Clothestime with a written notice specifying the number of shares of Put Stock, if any, with respect to which such holder of Put Stock intends to exercise the Put Option on such date. If such holder of Put Stock provides New Clothestime with such timely notice of intention to exercise the Put Option, then, subject to the conditions set forth in Section IV.E.6.c, New Clothestime shall: (i) retain jointly with such holder or holders of Put Stock a third party who shall conduct a Valuation of the fair market value of the Put Stock with respect to which the Put Option is being exercised, as of the applicable Put Exercise Date, which Valuation shall be completed and delivered to New Clothestime and such holder or holders of Put Stock no fewer than 10 days prior to the applicable Put Exercise Date; and (ii) on the applicable Put Exercise Date, subject to the final sentence of this
Section IV.E.6.b, purchase the Put Stock with respect to which the Put Option is being exercised by the payment in cash to such holder of Put Stock of an amount equal to the fair market value thereof, as determined pursuant to such Valuation. If any such holder of Put Stock, in its sole discretion, determines that the Valuation of the fair market value of the Put Stock under this Section IV.E.6.b with respect to which the Put Option is being exercised is unsatisfactory, then: (I) by written notice delivered to New Clothestime prior to the Put Exercise Date, such holder of Put Stock shall be permitted to withdraw (A) its exercise of the Put Option in total or (B) any portion of such exercise of the Put Option that exceeds 2,500 shares of Put Stock; (II) such holder's withdrawn exercise of the Put Option, or the withdrawn portion of such holder's exercise of the Put Option, shall be of no force or effect; and (III) such holder of Put Stock shall continue to hold the Put Stock with respect to which the exercise of the Put Option was withdrawn.

                     c.     CONDITIONS TO EXERCISE OF PUT OPTION

             Notwithstanding the provisions of Section IV.E.6.b, New Clothestime shall not be obligated to honor any exercise of the Put Option if, based on the results of the applicable Valuation: (i) New Clothestime otherwise would be prohibited from redeeming or repurchasing the Put Stock with respect to which the Put Option is being exercised under applicable provisions of the Delaware General Corporation Law or Delaware common law; or (ii) after payment of the purchase price for the Put Stock with respect to which the Put Option is being exercised, New Clothestime will not have remaining cash on hand, together with funds available for borrowing under existing lines of credit, in an amount sufficient for New Clothestime to operate its businesses. If New Clothestime provides the exercising holder or holders of Put Stock with a written notice, to be delivered no later than the applicable Put Exercise Date, that New Clothestime is unable to pay such purchase price in cash on the applicable Put Exercise Date solely as a result of the liquidity condition set forth in clause
(ii) above, then, at the option of the applicable holder of Put Stock: (I) New Clothestime shall pay such purchase price through the delivery of a promissory note in the principal amount of the purchase price, payable on such terms and conditions as may be agreed by the parties; or (II) such exercise of the Put Option shall be of no force or effect, and such holder of Put Stock shall continue to hold the Put Stock with respect to which the Put Option was exercised. Any such promissory note shall be nonrecourse except to the Put Stock for which the promissory note was issued.

             7.      SALE OF REMAINING PUT STOCK THROUGH ALTERNATIVE
                     MEANS

                     a. PURCHASE OF REMAINING PUT STOCK BY NEW CLOTHESTIME OR OTHER HOLDERS OF NEW STOCK

             Subject to the provisions of Section IV.E.7.c, if either the Agent, Wells, Union or the Creditor Trust does not exercise the Put Option with respect to all of the Put Stock that it holds, if any, on the Final Put Exercise Date, New Clothestime or holders of New Stock other than the Agent, Wells, Union and the Creditor Trust may purchase such Put Stock following the

Final Put Exercise Date, according to the following procedures: (i) New Clothestime shall have the right to purchase for cash, on the 10th day following the Final Put Exercise Date or, if such day is not a Business Day, the first Business Day thereafter, a portion or all of such Put Stock at its fair market value, as determined pursuant to: (I) any Valuation conducted pursuant to
Section IV.E.6.b in respect of an exercise of the Put Option on the Final Put Exercise Date; or (II) if no such Valuation was conducted, a separate Valuation that shall be conducted by a third party retained jointly by New Clothestime and the holder or holders of such Put Stock no fewer than 50 days prior to, and that shall be completed and delivered to New Clothestime and such holder or holders of Put Stock no later than, the Final Put Exercise Date; or (ii) if New Clothestime does not purchase all of such Put Stock under the procedure described in clause (i) above, the holders of New Stock other than the Agent, Wells, Union and the Creditor Trust shall have the right to purchase for cash, on the 20th day following the Final Put Exercise Date or, if such day is not a Business Day, the first Business Day thereafter, that portion of the Put Stock held by the Agent, Wells, Union and the Creditor Trust that New Clothestime has not purchased for fair market value, as determined pursuant to: (I) any Valuation conducted pursuant to Section IV.E.6.b in respect of an exercise of the Put Option on the Final Put Exercise Date; or (II) if no such Valuation was conducted, a Valuation conducted pursuant to subclause (i)(II) above; or (III) if neither of the Valuations described in subclauses (I) and (II) was conducted, a separate Valuation that shall be conducted by a third party retained jointly by such other holders of New Stock and the holder or holders of such Put Stock no fewer than 40 days prior to, and that shall be completed and delivered to such other holders of New Stock, New Clothestime and such holder or holders of Put Stock no more than 10 days after, the Final Put Exercise Date. For purposes of Sections IV.E.7 and IV.E.8, references to the Agent, Wells and Union include their respective permitted transferees.

                     b.     SALE OF PUT STOCK TO THIRD PARTIES

             As of 100 days after the fourth anniversary of the Effective Date, if (i) either the Agent, Wells, Union or the Creditor Trust has not exercised the Put Option with respect to all of the Put Stock that it holds and (ii) New Clothestime or the holders of New Stock other than the Agent, Wells, Union and the Creditor Trust have not purchased such Put Stock under the procedures set forth in Section IV.E.7.a, New Clothestime and the holder or holders of Put Stock on such date shall jointly retain professional financial advisors and shall use reasonable efforts to effect (I) an arm's-length sale of New Clothestime or substantially all of its assets to noninsiders of New Clothestime, (II) an arm's-length private placement or other third party sale of such Put Stock to noninsiders of New Clothestime or
(III) a public offering of such Put Stock; provided, however, that such holder or holders of Put Stock shall have the right to review the terms of any such transaction and, at such holder's sole option or such holders' joint option, as applicable, direct that such transaction shall not be consummated.

                     c.     LIMITATION ON RIGHT TO PURCHASE CERTAIN PUT
                            STOCK

             If, on the Final Put Exercise Date, an Event of Default as defined by the Trust Note or either of the Bank Notes has occurred and is continuing, New Clothestime and the holders of New Stock other than the Agent, Wells, Union and the Creditor Trust shall not have the right to purchase any Trust Stock or Bank Stock for cash pursuant to Section IV.E.7.a. In addition, New Clothestime and the holders of New Stock other than the Agent, Wells, Union and the Creditor Trust shall not have the right to purchase any Management Stock that has been foreclosed upon, pursuant to the terms of either the Trust Note or the Special Trust Note, for cash pursuant to Section IV.E.7.a.

             8.      MATTERS RELATING TO VALUATIONS AND PURCHASE OF PUT
                     STOCK

                     a. BANKS' JOINT SELECTION OF THIRD PARTIES TO CONDUCT VALUATIONS

             In any instance in which, pursuant to the terms of Section IV.E.6 or IV.E.7, both Wells and Union are to retain jointly with New Clothestime or the Creditor Trust, as applicable, a third party to conduct a Valuation, Wells and Union shall act jointly with respect to such retention.

                     b.     RESPONSIBILITY FOR COSTS OF VALUATIONS

             Except as provided in this Section IV.E.8.b, the costs of any Valuation conducted pursuant to Section IV.E.6 or IV.E.7 shall be borne by New Clothestime. Any holder of Put Stock who withdraws an exercise of the Put Option in full pursuant to the final sentence of Section IV.E.6.b, however, shall, no later than 10 days after the applicable Put Exercise Date, reimburse New Clothestime for such holder's portion of the cost of the Valuation conducted pursuant to the holder's and, if applicable, other Put Stock holders' exercise of the Put Option. For purposes of the immediately preceding sentence, each such holder's portion of the cost of a Valuation shall be determined by dividing (i) the number of shares with respect to which such holder withdrew its exercise of the Put Option by (ii) the aggregate number of shares with respect to which holders of Put Stock provided New Clothestime with timely notice of their intention to exercise the Put Option.

                     c.     CANCELLATION OF REPURCHASED STOCK

             Any Put Stock purchased by New Clothestime pursuant to Section IV.E.6 or IV.E.7 shall be canceled immediately following such purchase.

             9.      DISTRIBUTIONS FROM CREDITOR TRUST TO BE GOVERNED
                     BY PLAN; RECOURSE

                     a. The procedures for distributions from the Creditor Trust to holders of beneficial interests therein shall be governed by the applicable provisions of the Plan, including Articles VI and VII.

                     b.     The Trust Stock, the Trust Note and the
Special Trust Note distributed to the Creditor Trust, and any cash paid by New Clothestime to the Creditor Trust, shall become the property of the Creditor Trust upon such distribution or payment, as applicable, and shall not thereafter be property of New Clothestime or the Estates. Other than with respect to the Initial 7% Distributions, holders of Claims that are allowed in the Unsecured Creditors Class shall have no recourse to New Clothestime, its property or any assets previously distributed on account of any Allowed Claim, but shall have recourse only to the undistributed property of the Creditor Trust.

             10.     EXERCISE OF VOTING RIGHTS OF CREDITOR TRUST

                     The New Stock held by the Creditor Trust shall be voted in accordance with the direction of the Board of Directors of New Clothestime, except with respect to the matters specified in New Clothestime's certificate of incorporation.

             11.     BOARD OF DIRECTORS OF NEW CLOTHESTIME

                     a. Subject to the provisions of Section IV.E.11.b, the Board of Directors of New Clothestime shall have five members, who shall include: (i) one member who is elected by the Trustee, on behalf of the Creditor Trust; and (ii) one member who is elected by the holders of the Bank Stock.

                     b. Upon notice after any Covenant Default as defined in the Bank Notes or any Event of Default as defined in the Bank Notes or the Trust Note, the Board of Directors of New Clothestime shall be expanded to seven members, who shall include, in addition to the members described in
Section IV.E.11.a: (i) one additional member who is elected by the Trustee, on behalf of the Creditor Trust; and (ii) at least one additional member, other than the members elected by the Trustee or the holders of the Bank Stock, who shall at no time be, or have been, (I) a director, stockholder, officer or employee of, or any consultant or advisor to, the Debtors, New Clothestime or any affiliate of the Debtors or New Clothestime or (II) any affiliate of any entity or relative of any individual specified in clause (I).

             12.     TERMINATION AND LIQUIDATION OF CREDITOR TRUST

             The Creditor Trust shall terminate as soon as practicable following the Creditor Trust Termination Date, whereupon all property remaining in the Creditor Trust, including any cash and New Stock, shall be distributed Pro Rata to the holders of beneficial interests in the Creditor Trust, subject to and in accordance with the applicable provisions of the Creditor Trust Agreement and the Plan, including Section VI.F.2.a.

      F.     SOURCES OF CASH FOR PLAN DISTRIBUTIONS

             Except as otherwise provided in the Plan or the Confirmation Order, all cash necessary for New Clothestime to make payments pursuant to the Plan shall be obtained from New Clothestime's cash balances and operations, postconfirmation working capital or other borrowing facilities or the sale of assets.

      G.     EXECUTION OF NEW LOAN AGREEMENT

             On the Effective Date, New Clothestime shall take such actions as may be necessary or appropriate to enter into the New Loan Agreement.

      H.     PRESERVATION AND WAIVER OF CERTAIN RIGHTS OF ACTION;
             RELEASES BY DEBTORS, NEW CLOTHESTIME AND RECIPIENTS OF
             DISTRIBUTIONS

             1.      PRESERVATION AND WAIVER OF CERTAIN RIGHTS OF
                     ACTION

                     a. Except as otherwise provided in the Plan, any contract, instrument, release or other agreement entered into in connection with the Plan or any order of the Bankruptcy Court entered in the Reorganization Cases, in accordance with section 1123(b) of the Bankruptcy Code, New Clothestime shall retain and may enforce any claims, rights and causes of action that any Debtor or its Estate may hold against any entity, including claims and causes of action arising under section 542, 543, 544, 548, 549, 550 or 553 of the Bankruptcy Code. New Clothestime or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of New Clothestime.

                     b. Except as otherwise provided in the Plan, on the Effective Date, New Clothestime shall be deemed to forever release, waive and discharge any claims, rights and causes of action arising under section 547 of the Bankruptcy Code or analogous provisions of applicable nonbankruptcy law that any Debtor or its Estate may hold against any entity; provided, however, that nothing in this Section IV.H.1.b shall be interpreted to provide that New Clothestime is releasing, waiving or discharging any claim, right or cause of action, including any right of setoff, other than the claims, rights and causes of action specifically released, waived and discharged herein.

             2.      RELEASES BY RECIPIENTS OF DISTRIBUTIONS

             Except as otherwise provided in the Plan, each entity receiving property pursuant to the Plan on account of its Administrative Claims or Allowed Claims shall be deemed to forever release, waive and discharge all known and unknown claims, debts, rights, causes of action, liabilities, offsets or defenses of any nature that such entity has, had or may have against the Debtors and New Clothestime, other than claims that arise under the Plan or after the Effective Date, to the fullest extent permitted under applicable law. The Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action, liability, offset or defense released or to be released pursuant to this Section IV.H.2.

             3.      RELEASES OF BANKS AND COMMITTEE BY DEBTORS AND NEW
                     CLOTHESTIME

             Notwithstanding Section IV.H.1.a, on the Effective Date, each of the Debtors, the Estates and New Clothestime shall be deemed to forever release, waive and discharge all known and unknown claims, debts, rights, causes of action, liabilities, offsets or defenses of any nature that it has, had or may have against the Agent, Wells or Union or any of their respective present and former directors, officers, affiliates, employees, agents, attorneys, accountants and other representatives, other than claims that arise after the Effective Date, to the fullest extent permitted under applicable law. Except as otherwise provided in the Plan, on the Effective Date, each of the Debtors, the Estates and New Clothestime shall be deemed to forever release, waive and discharge all known and unknown claims, debts, rights, causes of action, liabilities, offsets or defenses of any nature that it has, had or may have against the Creditors' Committee, the attorneys and accountants employed by the Creditors' Committee pursuant to section 1103 of the Bankruptcy Code and the members of the Creditors' Committee, other than claims that arise after the Effective Date and other than claims that do not arise out of such person's service as an attorney or accountant to, or member of, the Creditors' Committee, to the fullest extent permitted under applicable law. With respect to the foregoing releases, each of the Debtors, the Estates and New Clothestime agree to waive California Civil Code Section 1542 or any other similar statute or principle of law that may be applicable. California Civil Code Section 1542 reads as follows:

             A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

By accepting distributions under the Plan, each of the Agent, Wells and Union and each member of the Creditors' Committee acknowledges and agrees that it shall not pursue against any directors, officers, employees, agents, affiliates, attorneys or accountants of each of the Debtors and New Clothestime any claim that, if brought against the Debtors or New Clothestime, would be the subject of: (a) the release provided in Section IV.H.2; or (b) the discharge of claims against and termination of interests in the Debtors under Article IX of the Plan, applicable provisions of the Confirmation Order or section 1141 of the Bankruptcy Code. The Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action, liability, offset or defense released or to be released pursuant to this Section IV.H.3 or that the entity holding such claim or other debt or liability agrees not to pursue pursuant to this Section IV.H.3.

      I.     LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO
             HOLDERS OF ALLOWED INSURED CLAIMS

             Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that the maximum amount of any distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (1) the applicable deductible under the relevant insurance policy; minus (2) any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs). Nothing in this Section IV.I shall constitute a waiver of any claim, debt, right, cause of action, liability, offset or defense that any entity may hold against any other entity, including the applicable Debtor's insurance carriers.

      J.     CANCELLATION AND SURRENDER OF DEBT INSTRUMENTS AND OTHER
             DOCUMENTATION

             On the Effective Date, the Debt Instruments shall be canceled and of no further force and effect, without any further action on the part of the Debtors or New Clothestime. The holders of such canceled instruments shall have no rights arising from or relating to such instruments, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments unless and until such instruments are received by the applicable Disbursing Agent pursuant to Section VI.H.

      K.     RELEASE OF LIENS

             Except as otherwise provided in the Plan, in the DIP Financing Agreement, in the New Loan Agreement or in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates will be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to New Clothestime and its successors and assigns.

      L. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

             The Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any Vice President of each Debtor or New Clothestime shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the terms and conditions of the Plan. The Secretary or any Assistant Secretary of each Debtor or New Clothestime shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Notes or New Stock; the creation or transfer of any mortgage, deed of trust or other security interest; the making or assignment of any lease or sublease; or the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any intercompany mergers or related transactions consummated pursuant to Section IV.C, shall not be subject to any stamp tax, real estate transfer tax or similar tax.


                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

      A.     EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

             1. ASSUMPTIONS AND ASSIGNMENTS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES GENERALLY

             Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in any order entered by the Bankruptcy Court, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors shall assume or assume and assign, as indicated, each of the executory contracts and unexpired leases listed on Exhibit V.A.1 to the Plan; provided, however, that the Debtors reserve the right, at any time on or prior to the Confirmation Date, to amend Exhibit V.A.1: (a) to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section V.C; or (b) to add any executory contract or unexpired lease, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors shall provide notice of any amendments to Exhibit V.A.1 to the parties to the executory contracts or unexpired leases affected thereby and the parties on the then-current limited service list in the Reorganization Cases. Each contract and lease listed on Exhibit V.A.1 shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit V.A.1 shall not constitute an admission by a Debtor or New Clothestime that such contract or lease (including any related agreements, as described in Section V.A.2) is an executory contract or unexpired lease or that a Debtor or New Clothestime has any liability thereunder.

             2. ASSUMPTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED TO REAL PROPERTY

             Each executory contract and unexpired lease listed on Exhibit V.A.1 that relates to the use or occupancy of real property shall include: (a) modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1; and (b) executory contracts or unexpired leases appurtenant to the premises listed on Exhibit V.A.1, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises.

             3. ASSIGNMENTS RELATED TO INTERCOMPANY MERGERS OR RELATED TRANSACTIONS

             As of the effective time of any intercompany merger or related transaction consummated pursuant to Section IV.C, any executory contract or unexpired lease (including any related agreements, as described in Section V.A.2) to be held by a surviving, resulting or acquiring entity in such transaction shall be deemed assigned, irrespective of any provision of such contract or lease prohibiting, conditioning or otherwise restricting such assignment, to the applicable entity, pursuant to section 365 of the Bankruptcy Code. Any such antiassignment or other similar provision in any executory contract or unexpired lease being so assigned shall be deemed of no force or effect in respect of such assignment.

             4.      APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

             The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section V.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

      B.     CURE PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY
             CONTRACTS AND UNEXPIRED LEASES



             Any monetary amounts by which each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease, (1) by payment of the default amount in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. No later than the Confirmation Date, the Debtors shall File and serve on the parties to each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan a document setting forth such default amounts for each such executory contract and unexpired lease. If any party disputes any such default amount or any other matter pertaining to the assumption of the contract or lease, such party shall, no later than 30 days after the Confirmation Date, File and serve on the Debtors or New Clothestime, as applicable, one or more papers setting forth the basis for such dispute. If there is such a dispute with respect to the assumption of an executory contract or unexpired lease pursuant to the Plan, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute; provided, however, that, based upon the Bankruptcy Court's resolution of any such dispute, the applicable Debtor or New Clothestime shall have the right within 30 days of the entry of such Final Order to determine, subject to approval by the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code, that it is in such Debtor's or New Clothestime's best interests to reject the applicable executory contract or unexpired lease, which rejection shall be deemed and treated as the nullification ab initio of any prior assumption of such contract or lease pursuant to the Confirmation Order.

      C.     EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

             On the Effective Date, except for an executory contract or unexpired lease that was previously assumed or rejected by an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code or that is assumed pursuant to Section V.A (including any agreements assumed pursuant to Section V.A.2), each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms shall be rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

      D.     BAR DATE FOR REJECTION DAMAGES CLAIMS

             If the rejection of an executory contract or unexpired lease pursuant to Section V.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, New Clothestime, their respective successors or their respective properties unless a proof of Claim is Filed and served on New Clothestime, in accordance with the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the later of (1) the Effective Date and (2) the entry of a Final Order approving such rejection.

      E. SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS; OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND
             EMPLOYEES

             1. Except as otherwise provided in any order of the Bankruptcy Court entered in the Reorganization Cases, the obligations of each Debtor and New Clothestime to indemnify any person serving as one of its directors, officers or employees as of or following the Effective Date, by reason of such person's past or future service in such a capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the certificate of incorporation, bylaws or other similar constituent documents or by statutory law or written agreement of or with such Debtor or New Clothestime, shall be deemed and treated as executory contracts that are assumed by such Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Effective Date.

             2. Except as otherwise provided in any order of the Bankruptcy Court entered in the Reorganization Cases, the obligations of any Debtor to indemnify any person who, of the


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


Effective Date, was no longer serving as one of its directors, officers or employees, which indemnity obligation arose by reason of such person's prior service in any such capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the certificate of incorporation, bylaws or other similar constituent documents or by statutory law or written agreement of or with such Debtor, shall terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date.

             3. Nothing in this Section V.E shall be exclusive of or limit the terms of any indemnification agreement entered into pursuant to Section IV.D.3.

      F. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE



             Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by a Debtor shall be performed by the applicable Debtor or New Clothestime in the ordinary course of its business. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.


                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

      A.     DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE
             EFFECTIVE DATE

             1. Except as otherwise provided in this Article VI, or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are allowed as of the Effective Date shall be made on the Effective Date. Distributions shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than (a) 90 days after the Effective Date or (b) such later date when the applicable conditions of Section IV.G (regarding execution of the New Loan Agreement), V.B (regarding cure payments for executory contracts and unexpired leases being assumed), VI.C.2 (regarding undeliverable distributions), VI.F.5.b (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of cash and New Stock


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


pursuant to the Plan) or VI.H (regarding surrender of canceled instruments) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Sections VI.F and VII.C.

             2. From and after the Effective Date, cash to be distributed on the Effective Date on account of Claims allowed as of the Effective Date shall be held pending distribution in trust in segregated bank accounts in the name of New Clothestime, in its capacity as Disbursing Agent, or in the Creditor Trust, as applicable, for the benefit of the holders of such Claims. The applicable Disbursing Agent shall invest such cash in a manner consistent with: (a) in the instance of New Clothestime, New Clothestime's investment and deposit guidelines; and (b) in the instance of the Trustee, the investment guidelines set forth in the Creditor Trust Agreement. Distributions of cash on account of each Claim allowed as of the Effective Date shall include a Pro Rata share of the Investment Yield from such investment of cash. New Stock and New Notes to be issued shall be issued as of the Effective Date regardless of the date on which such securities are actually issued and distributed.

      B.     DISTRIBUTIONS BY DISBURSING AGENTS

             New Clothestime, in its capacity as Disbursing Agent for distributions on account of Administrative Claims, Priority Claims, Priority Tax Claims and Secured Claims and the Initial 7% Distributions, and the Trustee, in its capacity as Disbursing Agent for distributions on account of Unsecured Claims other than the Initial 7% Distributions, shall make all distributions of property required under the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent shall serve without bond, and the Trustee shall receive, without further Bankruptcy Court approval, the compensation specified in the Creditor Trust Agreement.

      C.     DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
             DISTRIBUTIONS

             1.      DELIVERY OF DISTRIBUTIONS IN GENERAL

             Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written


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


notices of address change delivered to the Disbursing Agents after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Claim if no proof of Claim has been Filed and the Disbursing Agents have not received a written notice of a change of address.


             2.      UNDELIVERABLE DISTRIBUTIONS

                     a.     HOLDING AND INVESTMENT OF UNDELIVERABLE
                            DISTRIBUTIONS

             If the distribution to any holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the applicable Disbursing Agent is notified in writing of such holder's then-current address. The applicable Disbursing Agent shall provide notice to the Creditor Trust Committee if any distribution to any holder of an Allowed Unsecured Claim is returned to a Disbursing Agent as undeliverable. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.C.2.a until such time as a distribution becomes deliverable. Undeliverable cash (including dividends and distributions on undeliverable New Stock) shall be held in trust in segregated bank accounts in the name of New Clothestime, in its capacity as Disbursing Agent, or in the Creditor Trust, as applicable, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Any Disbursing Agent holding undeliverable cash shall invest such cash in a manner consistent with: (i) in the instance of New Clothestime, New Clothestime's investment and deposit guidelines; and (ii) in the instance of the Trustee, the investment guidelines set forth in the Creditor Trust Agreement. Undeliverable New Stock shall be held in the Creditor Trust for the benefit of the potential claimants of such New Stock by the Trustee in a number of shares sufficient to make future distributions on account of the unclaimed amounts of such New Stock and shall be accounted for separately.

                     b.     AFTER DISTRIBUTIONS BECOME DELIVERABLE

             On or before each Additional Distribution Date, the applicable Disbursing Agents shall make all distributions that become deliverable during the period (i) beginning on the Effective Date or 30 days prior to the immediately preceding Additional Distribution Date, as


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


applicable, and (ii) ending on the 30th day preceding such Additional Distribution Date. Each such distribution shall include: (i) matured and payable interest, if any, at the rate provided for the Class on account of which the distribution is made; (ii) any dividends or other distributions that have theretofore been paid to the Disbursing Agent in respect of any New Stock included in the distribution; and (iii) a Pro Rata share of the Investment Yield from the investment of any undeliverable cash, from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

                     c.     FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

             Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against New Clothestime or its property. In such cases: (i) any cash held for distribution on account of such claims for undeliverable distributions in respect of Administrative Claims, Priority Claims, Priority Tax Claims and Secured Claims and undeliverable Initial 7% Distributions shall be property of New Clothestime, free of any restrictions thereon; (ii) any cash held for distribution on account of such claims for undeliverable distributions in respect of Unsecured Claims (including dividends and distributions on New Stock) other than undeliverable Initial 7% Distributions shall be property of the Creditor Trust, to be distributed Pro Rata in connection with the termination and liquidation of the Creditor Trust; and (iii) any New Stock held on account of such claims for undeliverable distributions in respect of Unsecured Claims shall be property of the Creditor Trust, to be distributed Pro Rata in connection with the termination and liquidation of the Creditor Trust. Nothing contained in the Plan shall require the Debtors, New Clothestime or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

      D.     DISTRIBUTION RECORD DATE

             Except as otherwise provided in an order of the Bankruptcy Court that is not subject to any stay, the transferees of Claims in the Unsecured Creditors Class that are transferred



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


pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date. On the Effective Date, or as soon thereafter as practicable, New Clothestime shall deliver to the Trustee a list, as of the Distribution Record Date, of the names and addresses of all holders of Allowed Claims and Disputed Claims, together with the amount of such Claims, in the Unsecured Creditors Class.

      E.     MEANS OF CASH PAYMENTS

             Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by New Clothestime or the Trustee, as applicable; or by wire transfer from a domestic bank, at the option of New Clothestime; provided, however, that cash payments to foreign creditors may be made, at the option of New Clothestime or the Trustee, as applicable, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

      F.     TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

             1. TIMING AND AMOUNTS OF DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS IN CLASSES 1, 2, 4 AND 9 AND
                     INITIAL 7% DISTRIBUTIONS

                     a. On the Effective Date: (i) to the extent that the Plan provides for distributions on account of Allowed Claims in the applicable Class, each holder of an Allowed Claim in Classes 1, 2, 4 and 9 shall receive the amount of the distributions that the Plan provides for Allowed Claims in the applicable Class; and (ii) each holder of an Allowed Claim in the Unsecured Creditors Class shall receive an Initial 7% Distribution. On each Additional Distribution Date, such distributions shall also be made, pursuant to
Section VII.C.1, to holders of Disputed Claims in any such Class whose Claims were allowed during the period (I) beginning on the Effective Date or 30 days prior to the immediately preceding Additional Distribution Date, as applicable, and (II) ending on the 30th day preceding such Additional Distribution Date. Such additional distributions shall also be in the amount that the Plan provides for Allowed Claims in the applicable Class.


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


                     b. On the Effective Date, New Clothestime shall deposit $1,734,028 in to an interest-bearing, restricted account. Until the amounts in such account are exhausted, New Clothestime shall make all payments of the Initial 7% Distribution, other than the payment of the Initial 7% Distribution to be paid to the Banks, from such account. Funds in such account shall not be used for any other purpose except that interest on funds in the account shall be paid to New Clothestime. On the second anniversary of the Effective Date, the funds in the restricted account shall be released to New Clothestime. New Clothestime shall furnish to the Creditor Trust Committee quarterly reports on payments of the Initial 7% Distribution.

             2. TIMING AND AMOUNTS OF DISTRIBUTIONS ON ACCOUNT OF PAYMENTS BY NEW CLOTHESTIME TO CREDITOR TRUST

                     a.     ADDITIONAL DISTRIBUTIONS TO HOLDERS OF ALLOWED
                            CLAIMS

             Subject to the applicable provisions of the Plan and necessary reserve requirements, any cash payments by New Clothestime to the Creditor Trust shall be distributed to the holders of beneficial interests therein on the next succeeding Additional Distribution Date; provided, however, that neither the Agent, Wells nor Union shall receive any distribution on account of proceeds from the Special Trust Note, any of the 5,000 shares of Management Stock foreclosed upon under the terms of any Security Agreement related to the Special Trust Note or any income generated from such proceeds or such Management Stock; and provided further that the amounts of all distributions to be made, and the numbers of shares of any of the 5,000 shares of Management Stock foreclosed upon under the terms of any Security Agreement related to the Special Trust Note to be distributed, to other holders of beneficial interests in the Creditor Trust on account of such proceeds, such Management Stock or income from such proceeds shall be determined as though neither the Agent, Wells nor Union had any Claim in the Unsecured Creditors Class. Notwithstanding the immediately preceding sentence, the Agent, Wells and Union shall be entitled to receive distributions on account of any payments made by New Clothestime to the Creditor Trust pursuant to Section IV.E.5. The amount of distributions to be made from the Creditor Trust, on account of payments made by New Clothestime to the Creditor Trust pursuant to the Plan, to holders of Allowed Claims in the Unsecured Creditors Class shall be calculated as if each Disputed Claim in the Unsecured Creditors Class were an Allowed Claim in its Face Amount. On each Additional Distribution Date, distributions shall also be made pursuant to Section VII.C.1 from the Creditor Trust to holders of Disputed Claims in the Unsecured Creditors Class whose Claims were allowed during the period (i) beginning on the Effective Date or 30 days prior to the immediately preceding Additional Distribution Date, as applicable, and (ii) ending on the 30th day preceding such Additional Distribution Date. Such additional distributions shall also be calculated pursuant to the provisions set forth in this Section VI.F.2.a.

                     b. ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS



             On each Additional Distribution Date, each holder of a previously allowed Claim in the Unsecured Creditors Class shall receive an additional distribution from the Disputed Claims Reserve established on account of such Claim in an amount equal to: (i) the amount of consideration that such holder would be entitled to receive pursuant to Section VI.F.2.a as if such Claim had become an Allowed Claim on the applicable Additional Distribution Date; minus
(ii) the aggregate amount of consideration previously distributed on account of such Claim. Each such additional distribution shall also include, on the basis of the amount then being distributed, a Pro Rata share of the Investment Yield from the investment of any cash in the Disputed Claims Reserve, from the date such amounts would have been due had the holder of such Claim initially been paid 100% of the allowed amount to the date that such distribution is made.

                     c. PROVISION OF UPDATED CLAIMS INFORMATION BY NEW CLOTHESTIME TO CREDITOR TRUST

             No fewer than 15 days before each Additional Distribution Date, New Clothestime shall deliver to the Trustee a list, as of 30 days preceding the Additional Distribution Date, of the names and addresses of all holders of Allowed Claims and Disputed Claims, together with the amounts of such Claims, in the Unsecured Creditors Class. Such list shall reflect revisions from, as applicable, the list of Claims delivered to the Trustee pursuant to Section VI.D or the list of

Claims delivered to the Trustee prior to the immediately preceding Additional Distribution Date pursuant to this Section VI.F.2.c.

             3.      DISTRIBUTIONS OF SHARES OF NEW STOCK

             Notwithstanding any other provision of the Plan, if any New Stock remains in the Creditor Trust at the time of its termination and liquidation, only whole numbers of shares of New Stock shall be issued to holders of beneficial interests in the Creditor Trust upon such termination and liquidation. When any distribution on account of such a beneficial interest would otherwise result in the issuance of a number of shares of stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The Trustee shall be authorized, but only to the extent necessary, to adjust upward or downward proportionately the total number of shares of New Stock to be distributed to the 10 largest holders of such beneficial interests to account for the rounding provided for in this Section VI.F.3. No consideration shall be provided in lieu of fractional shares that are rounded down.

             4.      DE MINIMIS DISTRIBUTIONS

             The Disbursing Agents shall not be required to distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Unsecured Claim on account of which the amount of the Initial 7% Distribution is less than $10, and any holder of an Allowed Claim other than an Allowed Unsecured Claim on account of which the amount of cash to be distributed is less than $25, shall have its claim for such distribution discharged and shall be forever barred from asserting any such claim against New Clothestime or its property. Any distribution to the holder of an Allowed Administrative Claim, Allowed Priority Claim, Allowed Priority Tax Claim or Allowed Secured Claim or any Initial 7% Distribution not made as a result of the operation of this Section VI.F.4 shall be the property of New Clothestime, free of any restrictions thereon. Any distribution to the holder of an Allowed Unsecured Claim other than an Initial 7% Distribution not made as a result of the operation of this Section VI.F.4 shall be distributed Pro Rata in connection with the termination and liquidation of the Creditor Trust, subject to and in accordance with the applicable provisions of the Creditor Trust Agreement and the Plan.

             5.      COMPLIANCE WITH TAX REQUIREMENTS

                     a. In connection with the Plan, to the extent applicable, each Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Each Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                     b.     Notwithstanding any other provision of the
Plan: (i) each entity receiving a distribution of property pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution pursuant to the Plan shall be made to or on behalf of such entity unless and until such entity has made arrangements satisfactory to New Clothestime for the satisfaction and payment of such tax obligations. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section VI.C.2.

      G.     SETOFFS

             New Clothestime may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the applicable Debtor or New Clothestime may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor or New Clothestime of any such claims, rights and causes of action that such Debtor or New Clothestime may possess against such holder.


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


      H.     SURRENDER OF CANCELED INSTRUMENTS

             As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments canceled pursuant to Section IV.J, the holder of such Claim shall tender the applicable instruments evidencing such Claim to the applicable Disbursing Agent. Any cash and New Stock to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section VI.C.2.

             1.      DEBT INSTRUMENTS

             Except as provided in Section VI.H.2 for lost, stolen, mutilated or destroyed Debt Instruments, each holder of an Allowed Claim evidenced by a Debt Instrument shall tender such Debt Instrument to the applicable Disbursing Agent in accordance with written instructions to be provided to such holders by the Disbursing Agents as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such Debt Instruments will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Debt Instruments with a letter of transmittal in accordance with such instructions. All surrendered Debt Instruments shall be marked as canceled and delivered to New Clothestime.

             2.      LOST, STOLEN, MUTILATED OR DESTROYED DEBT INSTRUMENTS

             In addition to any requirements under the certificate of incorporation and bylaws or other similar constituent documents of the applicable Debtor, any holder of a Claim evidenced by a Debt Instrument that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Debt Instrument, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Debt Instrument. Upon compliance with this Section VI.H.2 by a holder of a Claim evidenced by a Debt Instrument, such holder shall, for all purposes under the Plan, be deemed to have surrendered a Debt Instrument.

             3.      FAILURE TO SURRENDER CANCELED DEBT INSTRUMENTS

             Any holder of a Debt Instrument that fails to surrender or be deemed to have surrendered such Debt Instrument within two years after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Debt Instrument discharged and shall be forever barred from asserting any such claim against New Clothestime or its property. In such cases, any cash, New Stock or New Notes held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section VI.C.2.


                                  ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

      A.     PROSECUTION OF OBJECTIONS TO CLAIMS

             1.      OBJECTIONS TO CLAIMS

             All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier.

             2.      AUTHORITY TO PROSECUTE OBJECTIONS

             After the Effective Date, only the Debtors, New Clothestime and the Creditor Trust Committee shall have the authority to File, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Debtors and New Clothestime may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Notice of any such settlement or compromise shall be provided to the Creditor Trust Committee. If the Creditor Trust Committee does not dispute a prospective settlement or compromise by notice to New Clothestime within 10 days of the date of the notice of such settlement or compromise, New Clothestime may proceed with such settlement or compromise. If the Creditor Trust Committee disputes the settlement or compromise in accordance with the preceding sentence, then the settlement or compromise must be approved by the Creditor Trust Committee or the dispute must be submitted to the Bankruptcy Court.

      B.     TREATMENT OF DISPUTED CLAIMS

             1. NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS AND ESTABLISHMENT OF DISPUTED CLAIMS RESERVE

             Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For purposes of receiving distributions pursuant to the Plan, each creditor that has Filed one or more proofs of Claim against a particular Debtor shall be deemed to hold one Claim against such Debtor, which Claim shall be deemed a Disputed Claim unless and until each account (as defined in Section 9106 of the California Commercial Code) that is a portion of the creditor's Claim becomes an Allowed Claim. In lieu of distributions from the Creditor Trust to holders of Disputed Claims that would be in the Unsecured Creditors Class if allowed, the Trustee shall establish the Disputed Claims Reserve on the Effective Date. The Disputed Claims Reserve shall be funded with cash held by the Creditor Trust, pursuant to the computation set forth in
Section VII.B.2.

             2.      FUNDING OF DISPUTED CLAIMS RESERVE

             After New Clothestime makes any payment to the Creditor Trust and before the Trustee makes any distributions on account of such payment, subject to the provisions of Section VI.F.2, the Trustee shall place in the Disputed Claims Reserve an amount of cash to be determined by multiplying the amount of such payment by a fraction, the numerator of which shall be the aggregate Face Amount of Disputed Claims in the Unsecured Creditors Class as of the date on which such payment was made, and the denominator of which shall be the aggregate Face Amount of Disputed Claims in the Unsecured Creditors Class as of the date on which such payment was made plus the aggregate Face Amount of Allowed Claims in the Unsecured Creditors Class as of the date on which such payment was made.

             3.      PROPERTY HELD IN DISPUTED CLAIMS RESERVE

             Cash held in the Disputed Claims Reserve shall be held in trust for the benefit of the potential claimants of such funds and shall be accounted for separately. The Trustee shall invest the cash so held in compliance with the applicable provisions of the Creditor Trust Agreement. The Trustee also shall place in the Disputed Claims Reserve the Investment Yield from such investment of cash.

      C.     DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY
             ARE ALLOWED

             1.      AFTER ALLOWANCE OF A DISPUTED CLAIM

             On each Additional Distribution Date, the Trustee shall make all distributions that are due and owing on account of any Disputed Claim that has become an Allowed Claim during the period (a) beginning on the Effective Date or 30 days prior to the immediately preceding Additional Distribution Date, as applicable, and (b) ending on the 30th day preceding such Additional Distribution Date. Such distributions shall be made pursuant to the provisions of the Plan governing the Unsecured Creditors Class, including the incremental distribution provisions set forth in Section VI.F.2. Holders of Disputed Claims that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed, a Pro Rata share of the Investment Yield from the investment of any cash in the Disputed Claims Reserve, from the date such amounts would have been due had such Claim then been allowed to the date that such distribution is made from the Disputed Claims Reserve.

             2.      AFTER RESOLUTION OF ALL DISPUTED CLAIMS

             If any property allocated to the Disputed Claims Reserve remains in the Disputed Claims Reserve after all objections to the Disputed Claims have been resolved, then, subject to the provisions of Section VI.F.2, such remaining property shall be distributed Pro Rata to the holders of Allowed Claims in the Unsecured Creditors Class on the next succeeding Additional Distribution Date, pursuant to the provisions of the Plan governing the Unsecured Creditors Class.


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


                                  ARTICLE VIII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

      A.     CONDITIONS TO CONFIRMATION

             The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived pursuant to Section VIII.C:

                1. Prior to or concurrent with Confirmation, the
              Bankruptcy Court shall have entered an order substantively consolidating the Reorganization Cases and providing that for purposes of the Plan and the distributions thereunder: (a) all Intercompany Claims by and among the Debtors shall be deemed eliminated; (b) all assets and liabilities of the Debtors shall be merged or treated as though they were merged; (c) any obligations of any Debtor and all guaranties thereof executed by any other Debtor shall be deemed to be one obligation; (d) any Claims Filed or to be Filed in connection with any such obligation and guaranties shall be deemed one Claim against the consolidated Debtors; (e) each Claim or Interest Filed in the Reorganization Case of any Debtor shall be deemed Filed against the consolidated Debtors in the consolidated Reorganization Cases; and (f) all transfers, disbursements and distributions made by any Debtor shall be deemed to have been made by the consolidated Debtors.

                2. The aggregate amounts of certain individual
              Allowed Claims designated by the Debtors shall have been estimated or finally determined in amounts satisfactory to the Debtors pursuant to Bankruptcy Court orders that are not subject to any stay.

                3. The Bankruptcy Court shall have approved the
              Disclosure Statement pursuant to sections 1125 and 1126 of the Bankruptcy Code prior to the Confirmation Date.

                4. The Confirmation Order and accompanying
              judgment entry shall be acceptable in form and substance to the Debtors, the Creditors' Committee and the Agent.

                5. The sale of the Office Building shall have
              occurred, or the treatment of the Class 3 and Class 4 Claims shall have been modified in a manner satisfactory to Wells and the Agent, respectively.

                6. The Confirmation Date shall occur no later
              than October 31, 1997.

      B.     CONDITIONS TO EFFECTIVE DATE

             The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section VIII.C:

                1. The Bankruptcy Court shall have entered an
              order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and New Clothestime to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, guaranties and other agreements or documents created in connection with the Plan.

                2. The Confirmation Order shall have become a
              Final Order.

                3. The applicable parties shall have executed and
              delivered to New Clothestime the New Loan
              Agreement.

                4. The Debtors shall have received written
              confirmation from the Securities and Exchange Commission that the staff of the Securities and Exchange Commission will not recommend any enforcement action if New Clothestime does not comply with the provisions of the Securities Exchange Act of 1934, as amended, 15 U.S.C. Sections 78a-78mm.

                5. The mergers provided for in Section IV.C shall
              have occurred and become effective.

                6. The Effective Date shall occur no later than
              November 29, 1997.

      C.     WAIVER OF CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

             The conditions to Confirmation and the Effective Date set forth in Sections VIII.A and VIII.B, respectively, other than the conditions to the Confirmation Date set forth in Sections VIII.A.4, VIII.A.5 and VIII.A.6 and the conditions to the Effective Date set forth in Sections VIII.B.5 and VIII.B.6, may be waived in whole or in part by the Debtors, to the extent required, without any requirement of further Bankruptcy Court approval. Subject to the condition to the Effective Date set forth in Section I.A.48, any of the conditions to the Confirmation Date set forth in Sections VIII.A.4, VIII.A.5 and VIII.A.6 and the conditions to the Effective Date set forth in Sections VIII.B.5 and VIII.B.6 may be waived jointly by the Debtors, the Creditors' Committee and the Agent, without any requirement of further Bankruptcy Court approval. The failure of the Debtors, the Creditors' Committee or the Agent to exercise the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

      D.     EFFECT OF OCCURRENCE OR NONOCCURRENCE OF CONDITIONS TO
             EFFECTIVE DATE

             If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section VIII.C, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this Section VIII.D, the Plan shall be deemed null and void in all respects, including the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to Sections V.A and V.C, and nothing contained in the Plan shall: (1) constitute a waiver or release of any claims by or against, or any Interests in, the Debtors; or (2) prejudice in any manner the rights of the Debtors.


                                   ARTICLE IX.

                      DISCHARGE OF CLAIMS, TERMINATION OF
                INTERESTS, INJUNCTIONS AND SUBORDINATION RIGHTS


      A.     DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

             1. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (a) discharge the Debtors from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in TCI.

             2. As of the Effective Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors, New Clothestime, their respective successors or their respective property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all such Interests and other rights of equity security holders in TCI, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim.

      B.     INJUNCTIONS

             1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, New Clothestime, their respective successors or their respective property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to a Debtor or New Clothestime; and (e) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan.

             2. As of the Effective Date, all entities that have held, currently hold or may hold a claim or other debt or liability that is released pursuant to
Section IV.H.2 or that the entity holding such claim or other debt or liability agrees not to pursue pursuant to Section IV.H.3 are permanently enjoined from taking any of the following actions on account of such released claims, debts or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan.

             3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have consented to be bound by the terms and conditions of the Plan and, in the instance of a holder of an Allowed Unsecured Claim, the Creditor Trust Agreement, and to have specifically consented to the injunctions set forth in this Section IX.B.

      C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

             The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable subordination and turnover rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.


                                   ARTICLE X.

                            RETENTION OF JURISDICTION

             Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

                1. Allow, disallow, determine, liquidate,
              classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

                2. Grant or deny any applications for allowance
              of compensation or reimbursement of expenses authorized pursuant to the

              Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                3. Resolve all controversies and disputes arising
              under or in connection with the Creditor Trust or the interpretation of the provisions of the Creditor Trust Agreement;

                4. Resolve any matters related to the assumption,
              assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or New Clothestime may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                5. Ensure that distributions to holders of
              Allowed Claims are accomplished pursuant to the provisions of the Plan;

                6. Decide or resolve any motions, adversary
              proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor or New Clothestime that may be pending on the Effective Date;

                7. Enter such orders as may be necessary or
              appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                8. Resolve any cases, controversies, suits or
              disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                9. Subject to Section XI.D, permit the Debtors or
              New Clothestime, as applicable, to modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                10. Issue injunctions, enter and implement other
              orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                11. Enter and implement such orders as are
              necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

                12. Determine any other matters that may arise in
              connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

                13. Enter an order concluding the Reorganization
              Cases.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

      A.     CRAMDOWN

             The Debtors may request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification of the Plan.

      B.     DISSOLUTION OF CREDITORS' COMMITTEE AND CREATION OF
             CREDITOR TRUST COMMITTEE

             1.      DISSOLUTION OF CREDITORS' COMMITTEE

             On the Effective Date, the Creditors' Committee shall dissolve, and the members of the Creditors' Committee shall be released and discharged from all duties and shall have no further rights in their capacities as such members arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.e.ii.I.

             2.      CREDITOR TRUST COMMITTEE

                     a.     FUNCTION AND COMPOSITION OF CREDITOR TRUST
                            COMMITTEE

             On the Effective Date, the Creditor Trust Committee will be established. Its sole functions will be to: (i) advise and direct the Trustee with respect to those matters specified in the Creditor Trust Agreement; and (ii) monitor New Clothestime's progress in (I) reconciling and resolving Disputed Claims in the Unsecured Creditors Class and (II) making payments to the Creditor Trust pursuant to the applicable provisions of the Plan. The Creditor Trust Committee will consist of (A) two holders of Claims each of whom has previously served as a member of the

Creditors' Committee and (B) one member designated by the Banks. The Creditor Trust Committee will adopt bylaws that will control its functions.

                     b. EMPLOYMENT OF PROFESSIONALS BY COMMITTEE AND REIMBURSEMENT OF COMMITTEE MEMBERS

             The Creditor Trust Committee will be authorized to retain and employ one law firm and one accounting firm. The role of the Creditor Trust Committee's professionals will be strictly limited to assisting the committee in its functions as set forth herein. New Clothestime will pay the actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Creditor Trust Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties, in accordance with New Clothestime's normal business practices for compensating and reimbursing professionals. Other than as specified in the preceding sentence, the members of the Creditor Trust Committee will serve without compensation. If there is any unresolved dispute between New Clothestime and the Creditor Trust Committee, its professionals or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

                     c.     DISSOLUTION OF CREDITOR TRUST COMMITTEE

             Subject to further order of the Bankruptcy Court, the Creditor Trust Committee will dissolve upon the termination and liquidation of the Creditor Trust. The professionals retained by the Creditor Trust Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee.

      C.     LIMITATION OF LIABILITY

             1. None of the Plan Participants, acting in such capacity, shall either have or incur any liability to any entity for any violation of any applicable law, rule or regulation governing solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities arising from or relating to any act taken or omitted to be taken in connection with or related to the Reorganization Cases, including any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, or any act taken or omitted to be taken in connection with any estimation, projection, evaluation or investigation undertaken or prepared in connection with the formulation of the Plan, the Disclosure Statement or the Confirmation Order; provided, however, that the provisions of this Section XI.C.1 shall have no effect on the liability of any Plan Participant that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have been unauthorized or ultra vires or to have constituted gross negligence or willful misconduct.

             2. The Confirmation Order shall enjoin the commencement, continuation or prosecution of any claim, cause of action or other proceeding based upon or arising from any liability described in this Section XI.C.

      D.     MODIFICATION OF THE PLAN

             Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation. The documents and agreements the forms of which are attached as Exhibits to the Plan may only be amended or modified in accordance with the terms of such documents, and such modifications or amendments shall not be subject to the provisions of section 1127 of the Bankruptcy Code.

      E.     REVOCATION OF THE PLAN

             The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any claims by or against, or any Interests in, the Debtors; or (2) prejudice in any manner the rights of the Debtors.

      F.     SEVERABILITY OF PLAN PROVISIONS

             If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      G.     POSTCONFIRMATION CONVERSION/DISMISSAL

             If, after the Confirmation Date, there is a default in performance of the Plan, a creditor or party in interest may bring a motion to convert or dismiss the Reorganization Cases under section 1112(b) of the Bankruptcy Code. If an order is entered converting the Reorganization Cases to cases under chapter 7 of the Bankruptcy Code after the Plan is confirmed, then all property of New Clothestime that has not been distributed to holders of Claims pursuant to the Plan as of the date of entry of such order shall revest in the chapter 7 estates of the Debtors. Immediately upon the entry of such an order, the automatic stay established pursuant to section 362 of the Bankruptcy Code shall be reimposed with respect to such revested property, but only to the extent that relief from the automatic stay was not previously authorized by the Bankruptcy Court during the Reorganization Cases.

      H.     SUCCESSORS AND ASSIGNS

             The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

      I.     SERVICE OF CERTAIN PLAN AND DISCLOSURE STATEMENT
             EXHIBITS

             Because certain of the exhibits referred to in the Plan or the Disclosure Statement are voluminous, these exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan exhibits and Disclosure Statement exhibits during normal business hours (9:00 a.m. to 4:30 p.m.) in the Document Reviewing Centers.

      J. SERVICE OF DOCUMENTS ON THE DEBTORS, NEW CLOTHESTIME, THE CREDITOR TRUST COMMITTEE, THE AGENT OR THE UNITED STATES TRUSTEE

             Any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to the Debtors, New Clothestime, the Creditor Trust Committee, the Agent or the United States Trustee, as applicable, shall be sent by first class U.S. mail, postage prepaid, to the following respective persons and addresses:

             1.      Debtors or New Clothestime:

                     Clothestime Stores, Inc.
                     5325 East Hunter Avenue
                     Anaheim, California  92807
                     Attention:      Mr. Douglas L. Pereira
                                     Chief Financial Officer

                            with copies to:

                     Jones, Day, Reavis & Pogue
                     5 Park Plaza, Suite 1100
                     Irvine, California  92614
                     Attention:      Dulcie D. Brand, Esq.

                            and

                     Jones, Day, Reavis & Pogue
                     1900 Huntington Center
                     41 South High Street
                     Columbus, Ohio  43215
                     Attention:      Paul E. Harner, Esq.


             2.      Creditor Trust Committee:

                     Heller Financial, Inc.
                     505 North Brand Boulevard
                     Glendale, California  91203
                     Attention:      Mr. Eugene Schwartz
                            with a copy to:


                     Siegel, Sommers & Schwartz, L.L.P.
                     470 Park Avenue South
                     16th Floor
                     New York, New York  10016
                     Attention:      Lawrence C. Gottlieb, Esq.
                                     Cathy R. Hershcopf, Esq.


             3.      Agent:

                     Wells Fargo Bank, N.A.
                     333 South Grand Avenue
                     Suite 940
                     Los Angeles, California  90071
                     Attention:      Mr. Greg Richardson

                            with a copy to:

                     Orrick, Herrington & Sutcliffe LLP
                     777 South Figueroa Street
                     Suite 3200
                     Los Angeles, California  90017
                     Attention:      Lawrence Peitzman, Esq.


             4.      United States Trustee:

                     Office of United States Trustee
                     Civic Center Plaza Towers
                     600 West Santa Ana Boulevard
                     Suite 501
                     Santa Ana, California  92701
                     Attention:      Terri E. Hawkins-Andersen, Esq.


Dated:         July 28, 1997
               Anaheim, California


THE CLOTHESTIME, INC.                      CLOTHESTIME STORES, INC.

                                           By:  /s/ David A. Sejpal
By: /s/ David A. Sejpal                            David A. Sejpal
   -------------------------------------      ----------------------------------
     David A. Sejpal                            Chairman of the Board and Chief
     Chairman of the Board and Chief              Executive Officer, and
       Executive Officer, President and           Chief Operating Officer
       Chief Operating Officer

                                           CLOTHESTIME ACQUISITION
CLOTHESTIME INVESTMENT, INC.               CORPORATION

By: /s/ David A. Sejpal                    By:  /s/ David A. Sejpal
   -------------------------------------      ----------------------------------
        David A. Sejpal                            David A. Sejpal
        President and Secretary                    President and Secretary

MRJ INDUSTRIES, INC.                         CLOTHESTIME INTERNATIONAL, INC.

By:  /s/ David A. Sejpal                     By:  /s/ David A. Sejpal
     ----------------------------------           --------------------------
        David A. Sejpal                              David A. Sejpal
        Chairman of the Board and Chief              President and Secretary
          Executive Officer, President and
          Chief Operating Officer


COUNSEL:


        /s/ Dulcie D. Brand
----------------------------------
Paul E. Harner
Charles M. Oellermann
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939


Dulcie D. Brand
JONES, DAY, REAVIS & POGUE
2603 Main Street, Suite 900
Irvine, California  92614
Telephone:  (714) 851-3939


ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION